UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Webster Financial Corporation

(Exact Name of Registrant as Specified In Its Charter)

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March 19, 2021

To the Shareholders of

Webster Financial Corporation:

You are cordially invited to attend the Webster Financial Corporation (“Webster”) Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 22, 2021 at 4:00 p.m., Eastern Time. The Annual Meeting will be held virtually via the Internet for the safety of our directors, employees and shareholders in light of the COVID-19 pandemic.

You will be able to participate in the virtual Annual Meeting, vote your shares electronically, and submit live questions by visiting www.virtualshareholdermeeting.com/WBS2021. At the Annual Meeting, you will be asked: (i) to elect nine directors to serve for one-year terms; (ii) to approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster; (iii) to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2021; (iv) to approve the Webster Financial Corporation 2021 Stock Incentive Plan, which amends and restates the Webster Financial Corporation 1992 Stock Option Plan; and (v) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 2020 Annual Report.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope. If you attend the meeting and prefer to vote in person, you may do so. Shareholders who attend the Annual Meeting by following the instructions in this Proxy Statement will be considered to be attending the meeting “in person”.

Sincerely,

John R. Ciulla
Chairman, President and Chief Executive Officer

WEBSTER FINANCIAL CORPORATION

Webster Plaza

145 Bank Street

Waterbury, Connecticut 06702

800-325-2424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

APRIL 22, 2021

To the Shareholders of

Webster Financial Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Webster Financial Corporation (“Webster”) will be held on Thursday, April 22, 2021 at 4:00 p.m., Eastern Time, in a virtual-only format via the Internet, for the following purposes:

1.	Election of Directors - To elect nine directors to serve for one-year terms (Proposal 1);

2.	Say on Pay - To approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster (Proposal 2);

3.

Ratification of Appointment of Independent Registered Public Accounting Firm - To ratify the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2021 (Proposal 3);

4.

Approval of the Webster Financial Corporation 2021 Stock Incentive Plan - To approve the Webster Financial Corporation 2021 Stock Incentive Plan, which amends and restates the Webster Financial Corporation 1992 Stock Option Plan (Proposal 4); and

5.

Other Business - To transact any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of Webster’s Board of Directors.

The Board of Directors has fixed the close of business on February 25, 2021 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

In light of the COVID-19 pandemic, for the safety of our directors, employees and shareholders, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to attend the virtual meeting, please see “Information About the Annual Meeting” on page 2. Shareholders will be able to attend, vote and submit questions from any location via the Internet. Shareholders who attend the Annual Meeting by following the instructions in this Proxy Statement will be considered to be attending the meeting “in person.”

By order of the Board of Directors,

John R. Ciulla
Chairman, President and Chief Executive Officer

Waterbury, Connecticut

March 19, 2021

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 22, 2021: This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our 2020 Annual Report, are available free of charge on the Investor Relations section of our website (www.wbst.com).

WEBSTER FINANCIAL CORPORATION

Webster Plaza

145 Bank Street

Waterbury, Connecticut 06702

800-325-2424

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 22, 2021

Solicitation, Voting and Revocability of Proxies

This Proxy Statement (this “Proxy Statement”) is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation (“Webster” or the “Company” or the “Corporation”), as part of the solicitation of proxies by its Board of Directors (the “Board of Directors” or the “Board”) from holders of its outstanding shares of Common Stock, par value $.01 per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 22, 2021, at 4:00 p.m., Eastern Time, in a virtual-only format via the Internet (the “Annual Meeting”) and at any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 19, 2021.

The Annual Meeting has been called for the following purposes:

1.   To elect nine directors to serve for one-year terms (Proposal 1);

2.   To approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster (Proposal 2);

3.   To ratify the appointment by the Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2021 (Proposal 3);

4.   To approve the Webster Financial Corporation 2021 Stock Incentive Plan, which amends and restates the Webster Financial Corporation 1992 Stock Option Plan (Proposal 4); and

5.   To transact any other business that properly comes before the Annual Meeting or any adjournments thereof.

If you vote using the enclosed proxy card, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted:

1.   FOR the election of the Board’s nominees as directors;

2.   FOR the approval, on a non-binding, advisory basis, of the compensation of the named executive officers of Webster;

3.   FOR the ratification of the appointment of Webster’s independent registered public accounting firm; and

4.   FOR the approval of the Webster Financial Corporation 2021 Stock Incentive Plan, which amends and restates the Webster Financial Corporation 1992 Stock Option Plan.

Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. A shareholder may, however, revoke a proxy at any time before it is voted: (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to John H. Beers, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702; (ii) by re-voting by telephone or on the Internet; or (iii) by attending the Annual Meeting and voting in person. Shareholders who attend the Annual Meeting by following the instructions below will be considered to be attending the meeting “in person.” The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mail, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. Webster also has retained Morrow Sodali LLC, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,500 plus reimbursement of certain out-of-pocket expenses.

Information about the Annual Meeting

The Annual Meeting will be held virtually via the Internet for the safety of our directors, employees and shareholders in light of the COVID-19 pandemic.

Shareholders as of the record date may attend, vote and submit questions virtually at our Annual Meeting by logging in at www.virtualshareholdermeeting.com/WBS2021. To log in, shareholders (or their authorized representatives) will need the 16-digit control number provided on their proxy card, voting instruction form or Notice.

If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to vote or submit questions.

During the Annual Meeting, we intend to answer questions on matters to be considered at the meeting and that are pertinent to shareholders generally, subject to time constraints. We may group and answer together questions that are substantially similar to avoid repetition. If pertinent questions are submitted that cannot be answered during the meeting due to time constraints, management will post answers to a representative set of such questions by consolidating, repetitive questions on the Corporation’s website at www.wbst.com as soon as practicable after the Annual Meeting.

If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available on our virtual shareholder login site (www.virtualshareholdermeeting.com/WBS2021) for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of the Annual Meeting at 3:45 p.m., Eastern Time, on April 22, 2021.

Who Can Vote - The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on February 25, 2021 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 4,959 holders of record of the 90,428,541 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

Voting - If your Common Stock is held by a broker, bank or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

•	by using the toll-free telephone number listed on the proxy card,

•	by using the Internet website listed on the proxy card,

•	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or

•	by attending the Annual Meeting and voting during the meeting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

Vote by Telephone - If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 21, 2021. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Vote by Internet - If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 21, 2021. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail - You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

Quorum and Vote Requirements - The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to approve the non-binding, advisory vote on the compensation of the named executive officers of Webster and to ratify the appointment of Webster’s independent registered public accounting firm, and to approve the Webster Financial Corporation 2021 Stock Incentive Plan. Shareholders’ votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shareholders who attend the Annual Meeting by following the instructions in this Proxy Statement will be considered to be attending the meeting “in person.”

Broker Non-Votes and Abstentions - Under New York Stock Exchange (“NYSE”) Rule 452, which governs NYSE brokerage members, brokerage firms may not vote on non-routine matters in their discretion on behalf of their clients if such clients have not furnished voting instructions. A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. Proposal 3 concerns a routine matter and thus brokerage firms may vote, in person or by proxy, on such proposal on behalf of their clients without voting instructions. Because none of the other matters to be voted upon at the Annual Meeting are considered routine matters under Rule 452, there potentially can be broker non-votes at the Annual Meeting. Both abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast on Proposals 1, 2 or 4 and, therefore, will have no effect on the outcome of the votes for those proposals. Abstentions will not be counted for purposes of determining the number of votes cast on Proposal 3 and, therefore, will have no effect on the outcome of the vote for that proposal.

Electronic Delivery of Proxy Materials - As a shareholder, you have the option of electing to receive future proxy materials (including annual reports) online over the Internet. This online service provides savings to Webster by eliminating printing, mailing, processing and postage costs associated with hard copy distribution. You may enroll for this service on the Internet after you vote your shares in accordance with the instructions for Internet voting set forth on the enclosed proxy card. You may also enroll for electronic delivery of future Webster proxy materials at any time on the Company’s website at www.wbst.com. Under “Investor Resources,” choose “Transfer Agent” and select the “Click Here to Enroll” link. Then select the box indicating your appropriate form of share ownership and follow the instructions for electronic delivery enrollment. In the future, you will receive an email message, at the address you provided while enrolling, informing you that the Webster proxy materials are available to be viewed online on the Internet. Follow the instructions to view the materials and vote your shares. Your enrollment in electronic delivery of Webster proxy materials will remain in effect until revoked by you.

Annual Report on Form 10-K - Webster is required to file an annual report on Form 10-K for its 2020 fiscal year with the Securities and Exchange Commission (the “SEC”). Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to John H. Beers, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702. Our annual report on Form 10-K is available on the Company’s website, www.wbst.com.

ELECTION OF DIRECTORS

(Proposal 1)

At the Annual Meeting, nine directors will be elected to serve for one-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

As required by Webster’s Bylaws, directors must be elected by a majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In addition, under Webster’s Bylaws, incumbent directors nominated for reelection are required, as a condition to such nomination, to submit a conditional letter of resignation. In the event an incumbent nominee for director fails to receive a majority of the votes cast at an annual meeting, the Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who failed to receive a majority of the votes cast will not participate in the Board’s decision.

Information as to Nominees

The following table sets forth the names of the Board of Directors’ nominees for election as directors, all of whom are current directors of Webster. Also set forth in the table is certain other information with respect to each such person’s age at December 31, 2020, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank, National Association (“Webster Bank”).

Following the table are biographies of each of the nominees which contain information regarding each such person’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that such person should serve as a director as of the time of filing of this Proxy Statement. Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance, board service, executive management, business, finance, technology and marketing. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified candidates is described beginning on page 17 under “Corporate Governance - Director Qualifications and Nominations.”

Director Nominees:	Age at 12/31/2020	Director Since	Expiration of Term	Positions Held with Webster and Webster Bank	Committee Membership
William L. Atwell	70	2014	2021	Lead Director	Compensation; Executive; Nominating & Corporate Governance (Chair)
John R. Ciulla	55	2018	2021	Chairman, President and CEO, Director	Executive (Chair)
Elizabeth E. Flynn	60	2014	2021	Director	Compensation; Nominating & Corporate Governance; Risk
E. Carol Hayles	60	2018	2021	Director	Audit (Chair); Executive; Risk
Linda H. Ianieri	64	2020	2021	Director	Audit; Nominating & Corporate Governance
Laurence C. Morse	69	2004	2021	Director	Compensation (Chair); Executive; Nominating & Corporate Governance
Karen R. Osar	71	2006	2021	Director	Audit; Risk
Mark Pettie	64	2009	2021	Director	Audit; Executive; Risk (Chair)
Lauren C. States	64	2016	2021	Director	Audit; Nominating & Corporate Governance; Risk

William L. Atwell is the retired Founder and Managing Director of Atwell Partners, LLC, a Darien, Connecticut based company which provided consulting services and market insights to the financial services industry, where he worked from 2012 to 2019. Mr. Atwell was President of Cigna International at Cigna Corporation from 2008 to 2012 and also served as a Senior Vice President for Cigna Healthcare from 1996 to 2000. Earlier in his career, Mr. Atwell held various senior executive positions with The Charles Schwab Corporation, including President of Individual Investor Enterprise and Schwab Bank. Mr. Atwell began his career at Citibank, where over the course of twenty-three years, he held various senior executive roles both domestically and internationally. He is the retired Chairman of the Board of Blucora, Inc. (NASDAQ:BCOR), a provider of technology-enabled financial solutions headquartered in Irving, Texas. Currently, Mr. Atwell serves as an independent trustee of AQR Mutual Funds (AQR Capital Management LLC) and is the chair of its nominating & governance committee and a member of its audit committee. Mr. Atwell served as a trustee from 2006-2018 and is the former Chairman (2012-2015) of the Fairfield University board of trustees. Mr. Atwell is Lead Independent Director, Chair of the Nominating and Corporate Governance Committee, and a member of the Compensation Committee and the Executive Committee.

Mr. Atwell’s role as a former President of Cigna International and over 40 years of executive experience in the retail financial services industry, including banking, brokerage, healthcare and insurance, provides insight regarding Webster’s opportunities and challenges.

John R. Ciulla is Chairman, President and Chief Executive Officer(“CEO”) and a director of Webster and Webster Bank. He was appointed as CEO and a director of Webster in January 2018 and was elected Chairman in January 2020, assuming those responsibilities in April 2020. Mr. Ciulla joined Webster in 2004 and has served in a variety of management positions at the Company, including Chief Credit Risk Officer and Senior Vice President, Commercial Banking, where he was responsible for several business units. He was promoted from Executive Vice President and Head of Middle Market Banking to lead Commercial Banking in January 2014, and to President in October 2015. Prior to joining Webster, he was managing director of The Bank of New York, where he worked from 1997 to 2004. Mr. Ciulla serves on the Federal Reserve Systems Federal Advisory Council as a representative of the Federal Reserve Bank of Boston. He also serves on the board of the Connecticut Business and Industry Association (CBIA). Mr. Ciulla is Chair of the Executive Committee.

Mr. Ciulla’s position and experience as Chairman, President and CEO of Webster, and his day to day leadership of the Company, provide him with thorough knowledge of Webster’s opportunities, challenges and operations.

Elizabeth E. Flynn was Vice Chairman of Marsh, LLC in New York, New York, a global leader in insurance broking and risk management until her retirement on December 31, 2015. Ms. Flynn was President of Marsh’s Insurance Services Group from September 2012 to May 2013, and CEO and President of Marsh U.S. Consumer from October 2011 to September 2012. From June 2010 to October 2011, she served as Global Chief Operating Officer at Guy Carpenter & Company, LLC. Earlier in her career, Ms. Flynn was Senior Vice President, Restructuring Office/Divestitures, at American International Group, and worked more than 20 years at JPMorgan Chase & Company in various senior executive roles. She is a director of StanCorp Financial Group, Inc. (NYSE:SFG), an insurance and financial services company headquartered in Portland, Oregon, and its subsidiary, Standard Insurance Company of New York. Ms. Flynn is a member of the Compensation Committee, Nominating and Corporate Governance Committee and the Risk Committee.

Ms. Flynn’s former role as Vice Chairman of Marsh, LLC and extensive operational and transformational leadership in numerous financial services organizations, including retail banking units while at JPMorgan Chase & Company, provides meaningful and relevant experience to Webster.

E. Carol Hayles was Executive Vice President and Chief Financial Officer of CIT Group Inc. (NYSE: CIT), a financial services company headquartered in Livingston, New Jersey from November 2015 to May 2017, during which time she was responsible for overseeing all financial operations. She served as Controller and Principal Accounting Officer of CIT Group Inc. from July 2010 to November 2015 where she was responsible for managing the financial accounting and reporting functions, including SEC and regulatory reporting. Prior to CIT, Ms. Hayles spent 24 years in various finance roles at Citigroup, Inc., most recently as Deputy Controller, and began her career at PricewaterhouseCoopers LLP. Ms. Hayles currently serves on the board of Blucora, Inc. (NASDAQ:BCOR), a provider of technology-enabled financial solutions headquartered in Irving, Texas and eBay, Inc. (NASDAQ:EBAY), a global commerce corporation based in San Jose, California. She is the Chair of the Audit Committee and a member of the Executive Committee and the Risk Committee.

Ms. Hayles’ experience as former Executive Vice President and Chief Financial Officer of a public company in the financial services industry and her strong background in finance provides the Board with strong executive and financial experience.

Linda H. Ianieri retired from PricewaterhouseCoopers LLP in 2017, where she spent almost 40 years providing audit and advisory services to a broad range of both public and private financial services companies, and she served as the firm’s Chief Auditor for Banking and Capital Markets clients. Ms. Ianieri was also elected to the firm’s Board of Partners and Principals where she served on several committees and was the Chair of its Risk and Quality Committee. She was a director on the Morgan Stanley Bank, N.A. board from 2017 to 2019, as well as a member of the PricewaterhouseCoopers LLP board from 2009 to 2017. Ms. Ianieri is a member of the Audit Committee and the Nominating & Corporate Governance Committee.

Ms. Ianieri’s extensive experience as a Certified Public Accountant and as a former Partner with PricewaterhouseCoopers LLP provides the Board with strong financial skills and experience.

Laurence C. Morse is the Managing Partner of Fairview Capital Partners, Inc., a West Hartford, Connecticut based investment management firm established in 1994 that oversees venture capital funds, some of which invest capital in venture capital partnerships and similar investment vehicles that provide capital primarily to minority-controlled companies. Mr. Morse is a former director of the Institute of International Education, a member of the Board of Trustees of Harris Associates Investment Trust (which oversees the Oakmark Family of Mutual Funds), currently Chair of the Board of Trustees of Howard University, and is a former director of Princeton University Investment Company, a former Trustee of Princeton University and a former director and chairman of the National Association of Investment Companies, a private, not-for-profit trade association that represents 52 private equity and specialty finance investment firms. Mr. Morse is Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee and the Executive Committee.

Mr. Morse’s entire career has been spent in the investment management field, including as the co- founder and Managing Partner of an investment management firm, which provides the Board with extensive knowledge of the capital markets and accounting issues. His experience has made him adept at performing rigorous risk assessments of managers and management teams, and assessing new technologies, products and services, business strategies, markets and industries.

Karen R. Osar was Executive Vice President and Chief Financial Officer of Chemtura Corporation (NYSE:CHMT), a specialty chemicals company headquartered in Middlebury, Connecticut from 2004 until her retirement in March 2007. From 1999 to April 2003, Ms. Osar served as Senior Vice President and Chief Financial Officer of Westvaco Corporation and Mead Westvaco Corporation. She is a former director and audit committee member of Innophos Holdings, Inc. (NASDAQ:IPHS) , a publicly held specialty chemicals company headquartered in Cranbury, New Jersey, a former director and audit committee member of Sappi Limited (JSE:SAP), a publicly held company and one of the largest global producers of coated paper and chemical cellulose, headquartered in Johannesburg, South Africa, and from 1999 through 2006 she served as a director and audit and finance committee chair of Allergan, Inc., a publicly held multi-specialty health care company focused on developing and commercializing pharmaceuticals. Ms. Osar is a member of the Audit Committee, where she formerly served as Chair, and the Risk Committee.

Ms. Osar’s experience as the former Chief Financial Officer of a public company, her previous corporate finance experience at JPMorgan Chase & Company, and her service as Chair of the Audit Committee for Webster and as the former chair of the audit committee of another public company, provides the Board with strong corporate finance and accounting experience. Her board committee service also provides corporate governance and executive compensation expertise.

Mark Pettie is President of Blackthorne Associates, LLC, a Woodcliff Lake, New Jersey based company which provides consulting services to firms investing in a wide range of consumer-oriented businesses. Mr. Pettie served as Chairman and Chief Executive Officer of Prestige Brands Holdings, Inc. (NYSE:PBH), a publicly held company headquartered in Irvington, New York which developed, sold, distributed and marketed over-the-counter drugs, household cleaning products and personal care items, from January 2007 until September 2009. He was President of the Dairy Foods Group with ConAgra from 2005 to 2006. From 1981 to 2004,

Mr. Pettie held various positions of increasing responsibility in general management, marketing and finance at Kraft Foods and was named Executive Vice President and General Manager of Kraft Food’s Coffee Division in 2002. He is Chair of the Risk Committee and a member of the Audit Committee and the Executive Committee.

Mr. Pettie’s experience as the former Chief Executive Officer of a public company brings strong executive experience to the Board, along with his expertise in finance and marketing. He also has extensive business and corporate governance experience as a director for both public and private companies.

Lauren C. States retired in 2014 from the IBM Corporation (NYSE:IBM), an American multinational technology company headquartered in in Armonk, New York, after a career of more than thirty-six years. Ms. States served as Vice President, Strategy and Transformation for IBM’s Software Group and was a member of the Growth and Transformation senior leadership team. From 2008 to 2013, she was a leader in the company’s transformation to cloud computing and served as Chief Technology Officer in the corporate strategy function. Over her career, she has served in a broad variety of roles including technology, strategy, transformation, sales and talent development. She is a director of Clean Harbors, Inc. (NYSE:CLH), an environmental, energy and industrial services company headquartered in Norwell, Massachusetts, a director of Diebold Nixdorf (NYSE:DBD), a global financial and retail technology company and is a member of the board of Code Nation, a not-for-profit organization, which equips students in under-resourced high schools with skills, experiences, and connections that together create access to careers in technology. Ms. States was an Executive-in-Residence at Northeastern University’s D’Amore-McKim School of Business from 2015 to 2019. She also serves as a Trustee for International House, New York. Ms. States is a member of the Audit Committee, the Nominating and Corporate Governance Committee and the Risk Committee.

Ms. States’ experience as a former Chief Technology Officer at a public company, and her broad background in technology, strategy and transformation, provides the Board with strong executive and technology experience. She has a CERT Certificate in Cybersecurity Oversight, issued by the NACD and Carnegie Mellon University.

The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

CORPORATE GOVERNANCE

General

The business and affairs of Webster are managed under the direction of the Board. Members of the Board are kept informed of Webster’s business through discussions with the Chairman of the Board, President and CEO and Webster’s executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board is also kept apprised by the Chairman of the Board, President and CEO and management of continuing educational programs on corporate governance and fiduciary duties and responsibilities. In addition, new directors of Webster participate in an orientation program, which is designed to familiarize them with Webster’s business and operations and with their duties as directors under applicable laws and regulations. Each member of the Board also serves as a director of Webster Bank.

Webster believes in the importance of sound and effective corporate governance. Over the years, Webster has forged an explicit link between its corporate culture and corporate governance by identifying its core values, communicating them and living them every day. With uncompromising commitment to its core principles, Webster continues to add value for its customers, shareholders, employees and the communities it serves. The Board has adopted corporate governance practices and policies which the Board and senior management believe promote this philosophy. Certain of such practices and policies are listed in the chart below and certain of those listed are discussed in greater detail elsewhere in this Proxy Statement.

Board and Governance Information	2020
Size of Board	9
Number of Independent Directors	8
Number of Female Directors	5
Number of African American Directors	2
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Lead Independent Director	Yes
Independent Directors Meet Without Management Present	Yes
Annual Equity Grant to Non-Employee Directors	Yes
Board Orientation / Education Program	Yes
Code of Business Conduct & Ethics for Directors	Yes
Stock Ownership Guidelines for Directors	Yes
No Poison Pill	Yes
Policy Prohibiting Hedging / Pledging of Company Stock	Yes
Annual Board & Committee Evaluations	Yes

Webster’s Commitment to Environmental, Social and Governance Issues

It’s in our DNA

Sustainability and commitment to community have been intrinsic to Webster since its founding. What is now known as Webster Bank was founded in 1935, during the Great Depression, by Waterbury, Connecticut native Harold Webster Smith. Mr. Smith started the bank with $25,000 borrowed from friends and family to help people buy and build homes.

Through the years that followed, Webster grew, reaching $1 million in assets by 1938. We were the first bank to offer GI and FHA loans in Connecticut and today we are a leading SBA lender to small businesses, women, and minority businesses. The Corporation’s dedication to the communities it serves remained strong after it went public in 1986. We continued to grow over the ensuing decades, broadening our geographic footprint to include Massachusetts, Rhode Island, and New York, remaining headquartered in Waterbury. Today, we have more than $32 billion in assets.

The Webster Way – Values-Guided, Community-Minded

Webster remains a values-guided, community-minded bank focused on helping its customers achieve their unique goals. Putting people first, Webster bankers take the time to understand what matters most to our customers, responding with personalized solutions, and acting with responsibility, respect, ethical behavior, citizenship, and teamwork.

Every Webster banker is guided by The Webster Way. It is our unshakeable core, the common bond we share as a values-guided, community-minded organization, and the principles we believe in and stand for every day. They bring us together, set us apart, and guide us in every action we take to live up to our customers:

•	We take personal responsibility for meeting our customers’ needs.

•	We respect the dignity of every individual.

•	We earn trust through ethical behavior.

•	We give of ourselves in the communities we serve.

•	We work together to achieve outstanding results.

The Webster Way also captures the essence of Webster’s commitment to its constituents – its customers, the communities where it does business, its employees, and its shareholders. As a matter of policy and longstanding practice, Webster engages in environmentally responsible practices at its facilities and enters into commercial loans with renewable energy and energy-efficient components; works ceaselessly to improve life in the communities it serves; provides an inclusive environment where bankers can continually grow professionally; and follows transparent governance practices to safeguard Webster for all of its constituencies.

Commitment to Excellence

Webster has been recognized for its commitment to excellence. In 2020, we were recognized as one of the most reputable banks in the U.S., as well as for our progress in security technology, corporate reputation, serving our customers and community citizenship efforts. In addition, Forbes listed Webster as one of “America’s Best Banks”. In 2020, Webster maintained an “Outstanding” rating for its Community Reinvestment Act (CRA) performance and was the Top Small Business Administration (SBA) lender in New England (by dollar volume).

Webster’s Commitment to ESG

Webster’s 2020 “Environmental, Social and Governance Report” summarizes many of the ways Webster strives to be a good corporate citizen by conducting business in an environmentally responsible manner, being a caring neighbor and employer, and being as transparent as possible in its governance. Our ESG Report may be found on our website at www.wbst.com.

Environmental Commitment

With ongoing support for renewable energy and energy-efficient solutions, our efforts to protect the environment while reducing expenses resulted in a winning combination for our customers, employees, shareholders and communities.

In 2020, Webster Bank created or maintained commitments for approximately $145.7 million in loans for renewable energy and energy-efficient components.

Social Commitment

Webster’s corporate giving strategy priorities include support for a broad cross-section of registered nonprofit agencies focusing on basic needs, financial literacy and health and human services.

Webster fosters good corporate citizenship through its support of United Way, mentoring and Junior Achievement.

Webster is committed to building strong communities through community reinvestment.

Webster is committed to its employees and has created an energized culture and a diverse and inclusive work environment. Webster develops talent and strong teams. Webster embraces employee-friendly policies. Webster’s compensation program aims to attract, retain and reward high-performing talent at all levels through a pay-for-performance philosophy.

Governance Commitment

Webster fosters transparent governance policies. Webster seeks to have a board of directors with diverse experience in business and in areas relevant to the Bank. Webster has five female directors and two African American directors. Webster’s board has regular executive sessions of the independent directors, at which the lead independent director presides.

The security of Webster’s customers’ private information is one of Webster’s key priorities. Webster expects employees and each relevant supplier to be responsible for the security and confidentiality of client information. Training is required at the time of hire and during each year of employment.

Webster takes a comprehensive approach to risk management with a defined enterprise risk management framework providing a structured approach for identifying, assessing and managing risk.

Maintaining a robust control environment is a critical priority at Webster, as it helps ensure that we are in compliance with applicable laws, regulations and policies.

Webster regularly engages with shareholders and stakeholders, including its regulators.

Our Board continues to oversee our ESG efforts, with the primary responsibility for coordination of that oversight to the Nominating and Corporate Governance Committee. Our management-level ESG Committee is comprised of senior executives across the Company, who meet quarterly and the ESG Committee reports to the Nominating and Corporate Governance Committee.

Board Leadership

Webster is committed to a Board leadership structure that provides for objective and independent Board leadership and oversight of management. During 2020, our Board leadership consisted of Mr. James C. Smith as non-executive Chairman of the Board and Mr. Atwell as Lead Independent Director. In January 2020, Mr. Smith informed the Company that he would retire from the Board at the Company’s 2020 annual meeting of shareholders. Our Board elected Mr. Ciulla, our CEO, to be Chairman and Mr. Atwell to continue as Lead Independent Director. The Board has determined that Mr. Ciulla as Chairman together with Mr. Atwell as Lead Independent Director is the best leadership structure for the Company at this time, based on present needs and circumstances and will, among other things, allow for Mr. Ciulla to set the overall tone and direction for the Company while being able to focus on the Company’s operations and strategic priorities, while Mr. Atwell provides additional and independent leadership for the Board with clearly defined duties and responsibilities.

Our Board appointed Mr. Ciulla to serve as Chairman of the Board based on the leadership qualities, management capability, knowledge of the business and industry, and a long-term, strategic perspective he has demonstrated as CEO over a period of more than three years serving as President and CEO. The independent directors continue to support Mr. Atwell’s appointment as our Lead Independent Director. They believe Mr. Atwell is a seasoned leader who possesses the characteristics and qualities critical for a Lead Independent Director. As a former President of Cigna International and with 40 years of executive experience, Mr. Atwell is respected among the directors and has the qualities and experience desired for a Lead Independent Director – high personal integrity, a breadth of knowledge in management, operations and corporate governance, a willingness to listen and to engage with substance and impact, and a readiness to challenge management. The Nominating and Corporate Governance Committee and our Board believe that Mr. Atwell’s Lead Independent Director role, tasked with duties consistent with those of an Independent Chairman, creates a strong independent voice in the boardroom and serves our shareholders’ best interests.

Our Lead Independent Director is appointed in accordance with Webster’s Corporate Governance Policy, which provides that the Board shall appoint an independent director to serve as the Lead Independent Director of the Board for a one-year term, or until a successor is appointed. The Lead Independent Director presides over the executive sessions of the independent directors and assists and advises the Chairman of the Board and has other robust and well-defined duties as described below.

DUTIES OF THE LEAD INDEPENDENT DIRECTOR

Board Leadership

•	Presiding at all meetings of our Board at which the Chairman is not present, including at executive sessions of the independent directors

•	Calling meetings of the independent directors, as appropriate

•	Providing Board leadership if the CEO/Chairman’s role may be (or may be perceived to be) in conflict

Board Culture

•	Serving as a liaison between the CEO and the independent directors

•	Establishing a close relationship and trust with the CEO, providing support, advice and feedback from our Board, while respecting executive responsibility

•	Acting as a “sounding board” and advisor to the CEO

Board Focus

•	Board Focus: In consultation with our Board and executive management, ensuring that our Board focuses on key issues and tasks facing our Company and on topics of interest to our Board

•

Corporate Governance: Assisting our Board, the Nominating and Corporate Governance Committee and management in complying with our Corporate Governance Policy and promoting corporate governance best practices

•

CEO Performance Review and Succession Planning: Working with the Nominating and Corporate Governance Committee, the Compensation Committee and members of our Board, contributing to the annual performance review of the CEO and participating in CEO succession planning

Board Meetings

•	In coordination with the CEO and the other members of our Board, planning, reviewing and approving meeting agendas for our Board

•	In coordination with the CEO and the other members of our Board, approving meeting schedules to assure that there is sufficient time for discussion of all agenda items

•	Advising the CEO of the information needs of our Board and approving information sent to our Board

•	Developing topics of discussion for executive sessions of our Board

Board Performance and Development

•	Board Performance: Together with the CEO and the other members of our Board, ensuring the efficient and effective performance and functioning of our Board

•	Board Assessment: Consulting with the Nominating and Corporate Governance Committee on our Board’s annual self-assessment

•	Director Development: Providing guidance on the ongoing development of directors

•

Director Assessment/Nomination: With the Nominating and Corporate Governance Committee and the CEO, consulting in the identification and evaluation of director candidates’ qualifications (including candidates recommended by directors, management, third party search firms and shareholders) and consulting on committee membership and committee chairs

Communication with Primary Bank Regulators

•	Presiding over the independent directors’ annual meetings with Webster’s primary bank regulators to discuss the appropriateness of our Board’s oversight of management and our Company

Director Independence

Pursuant to the NYSE listing standards, Webster is required to have a majority of “independent directors” on its Board. In addition, the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee must be composed solely of independent directors. The NYSE listing standards define specific relationships that would disqualify a director from being independent and further require that for a director to qualify as “independent,” the board of directors must affirmatively determine that the director has no material relationship with the Company.

The Board, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence, based primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other commercial, industrial, banking consulting, legal, accounting, charitable and legal relationships with Webster, including those relationships described under “Compensation Committee Interlocks and Insider Participation” on page 46 of this Proxy Statement, and on discussions with the Board. As a result of this evaluation, the Board affirmatively determined that each of Messrs. Atwell, Morse, and Pettie, and Mses. Flynn, Hayles, Ianieri, Osar and States is an “independent director” for purposes of Section 303A of the Listed Company Manual of the NYSE and applicable SEC rules and regulations. Additionally, the Board also affirmatively determined that John J. Crawford, who retired from the Board effective with the 2020 annual meeting of shareholders, and James P. Bush, who resigned from the Board effective September 2020, were also “independent directors” for purposes of Section 303A of the Listed Company Manual of the NYSE and applicable SEC rules and regulations. In connection with this evaluation, the Board considered that Webster provides lending and other financial services to directors, their immediate family members, and their affiliated organizations in the ordinary course of business and without preferential terms or rates.

Mr. Ciulla is not considered independent because he is an executive officer of Webster and Webster Bank. Prior to his retirement, Mr. Smith also was not considered independent because he had been an executive officer of Webster within the past three years.

Executive Sessions of Independent Directors

In keeping with Webster’s Corporate Governance Policy, in 2020 the Board held 4 meetings that were limited to independent directors. The Lead Independent Director presides over the executive sessions of independent directors.

Risk Oversight

The Board administers its risk oversight function primarily through the Risk Committee, which is described in more detail below. The Risk Committee meets frequently throughout the year and reports its findings to the full Board on an ongoing basis. In addition, the Compensation Committee and the Risk Committee review and assess risks as related to Webster’s compensation programs. Webster also has a Chief Risk Officer, Daniel H. Bley, who reports in that capacity to the Risk Committee.

Board and Committee Meetings

During 2020, Webster responded promptly to the COVID-19 pandemic, taking initiatives to support its employees, customers, and the communities we serve. In 2020, Webster held 16 meetings of its Board. Each incumbent director attended at least 75 percent of the aggregate of (i) the total number of meetings held by the Board during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served.

Committees of the Board; Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Board has established five standing committees. The standing committees are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Risk Committee. The Board has adopted a charter for each of these committees, as well as corporate governance guidelines that address the make-up and functioning of the Board and qualification guidelines for board members. The Board has also adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all employees, officers and directors. Each employee, officer and director participates in an annual training session that focuses on topics covered by Webster’s Code of Conduct. The training reinforces Webster’s core values and Webster’s commitment to full compliance with applicable laws and regulations. You can find links to these materials on the Company’s website at: www.wbst.com.

You can also obtain a printed copy of any of the materials referred to above, without charge, by contacting us at the following address:

Webster Financial Corporation

145 Bank Street

Waterbury, Connecticut 06702

Attn: Harriet Munrett Wolfe, Esq.

Executive Vice President, General Counsel and Secretary

The Board has determined that all of the directors who serve on the Audit, Compensation, and Nominating and Corporate Governance committees are, and all directors who served on those committees during 2020 were, “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE. In addition, all of the directors who serve on the Risk Committee, and all directors who served on the committee during 2020 were “independent.”

Audit Committee

The Board has appointed an Audit Committee that oversees the Company’s financial reporting process, the system of internal financial and accounting controls, the audit process, and compliance with applicable laws and regulations. The Audit Committee reviews the Company’s annual financial statements, including management’s discussion and analysis, and regulatory examination findings. The Audit Committee recommends the appointment of an independent registered public accounting firm and is responsible for the oversight of such firm. A copy of the Audit Committee’s charter is available on the Company’s website at: www.wbst.com. During 2020, the Audit Committee held 9 meetings. The members of the Audit Committee currently are Ms. Hayles (Chair) Mr. Pettie, and Mses. Ianieri, Osar, and States. Each of the members of the Audit Committee meets, and during 2020 each of the members of the Audit Committee met, the independence requirements of the rules of the NYSE and applicable rules and regulations of the SEC. The Board has determined that each of the members of the Audit Committee is financially literate and that Mses. Hayles, Ianieri, and Osar and Mr. Pettie each qualify as “audit committee financial experts”, as that term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Board has appointed a Compensation Committee. During 2020, the Compensation Committee held 5 meetings. Compensation Committee meetings are attended by Webster’s Chairman, President and CEO, other than while his compensation and benefits are discussed. For a description of the role of Webster’s CEO in determining or recommending the amount of compensation paid to our named executive officers during 2020, see “Compensation Discussion and Analysis”. The members of the Compensation Committee currently are Messrs. Morse (Chair) and Atwell, and Ms. Flynn. Each of the members of the Compensation Committee meets, and during 2020 each of the members of the Compensation met, the independence requirements of the rules of the NYSE, and also serves as the Compensation Committee of the Company’s subsidiary, Webster Bank. A copy of the Compensation Committee’s charter is available on the Company’s website at: www.wbst.com. The Compensation Committee may delegate to its chairperson or any other Compensation Committee member such power and authority as the Compensation Committee deems appropriate, except such powers and authorities required by law to be exercised by the whole Compensation Committee or subcommittee thereof.

Pursuant to the Compensation Committee’s charter, among other responsibilities, the Committee is charged with annually reviewing and approving annual bonus arrangements and long-term incentive compensation paid to the CEO. The Committee reviews and makes recommendations to the Board with respect to the annual base salary, and severance and/or change in control or similar agreements/provisions, if any, for the CEO; annually determining such compensation and benefits for the members of the Company’s Operating Management Committee other than the CEO; annually recommending to the Board the content of the annual performance evaluation for the CEO and reviewing performance evaluations for all members of the Operating Management Committee; administering and implementing the Company’s performance based incentive plans; reviewing the talent management and succession planning processes to ensure that there is a pool of qualified candidates to fill future Operating Management Committee positions; and reviewing and approving on a periodic basis the Company’s employee stock ownership guidelines. The Committee also reviews and makes recommendations to the Board with respect to director compensation.

For information on the role of compensation consultants determining or recommending the amount or form of executive or director compensation, see “Compensation Discussion and Analysis – Compensation Consultant.”

Executive Committee

The Board has appointed an Executive Committee that has responsibility for serving as an exploratory committee for mergers and acquisitions and to serve as an ad hoc committee as needed. The Executive Committee did not meet during 2020. The members of the Executive Committee are Messrs. Ciulla (Chair), Atwell, Morse, Pettie, and Ms. Hayles.

Nominating and Corporate Governance Committee

The Board has appointed a Nominating and Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the Company. The Nominating and Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board and the shareholders. A copy of the Nominating and Corporate Governance Committee’s charter is available on the Company’s website at: www.wbst.com. During 2020, the Nominating and Corporate Governance Committee held 7 meetings. The members of the Nominating and Corporate Governance Committee are Messrs. Atwell (Chair), and Morse and Mses. Flynn, Ianieri and States. Each member of the Nominating and Corporate Governance Committee meets, and during 2020 each member of the Nominating and Corporate Governance Committee met, the independence requirements of the rules of the NYSE.

Risk Committee

The Board has appointed a Risk Committee whose primary function is to assist the Board in fulfilling its oversight responsibilities regarding the Company’s enterprise risk management, receiving information regarding the Company’s policies, procedures and practices relating to risk, and discussing material regulatory issues, compliance matters, and emerging risks to the Company. The Risk Committee also has responsibility for overseeing management’s monitoring of security issues. During 2020, the Risk Committee held 5 meetings. The members of the Risk Committee are Mr. Pettie (Chair), and Mses. Flynn, Hayles, Osar and States.

Director Qualifications and Nominations

Each year, the Board undergoes a self-assessment process to evaluate performance of the Board and Committees. As part of the self-assessment process, the Board considers which attributes and skill sets are important to ensure optimal performance of the Board. The information learned through this process is utilized when considering outside director candidates.

The Board believes that it should be composed of directors with diverse experience in business and in areas that are relevant to the Company, and that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long term interests of the shareholders. Directors should also have an objective perspective and practical wisdom and should be willing and able to devote the required amount of time to Webster’s business. In addition to depth and breadth of business and civic experience in leadership positions, a potential director’s ties to Webster’s markets are considered in order to ensure diversity and broad geographic and demographic representation reflective of the markets served. These attributes are embodied in Webster’s Qualification Guidelines for Board Members. The Nominating and Corporate Governance Committee reviews and assesses the effectiveness of the Guidelines periodically.

The Board is committed to sustaining a board that achieves balance between depth of experience in the oversight of Webster and fresh approaches to oversight and strategic deliberations, particularly as Webster’s business and best practices of corporate governance evolve. Consistent with this commitment to constructive refreshment, Webster has added five new outside directors since 2014 and, with Messrs. Crawford’s and Smith’s retirements effective with the 2020 annual meeting of shareholders, Webster has had six directors retire.

When considering candidates for the Board, the Nominating and Corporate Governance Committee takes into account a number of factors in addition to the foregoing competencies, including the following:

•	independence from management;
•	judgment, skill, integrity and reputation;
•	relevant specific industry experience;
•	age, gender and ethnic background;
•	current position with another business or entity;
•	potential conflicts of interests with other pursuits; and
•	existing ties to the Company’s and Bank’s markets.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including third party search firms. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

Webster’s Bylaws permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, provided such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 12, 2021 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the SEC on February 12, 2021. The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 13 of Webster’s Bylaws, which must be set forth in a shareholder’s notice of nomination. Section 13 of Webster’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Webster which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in this Proxy Statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice, (i) the name and address, as they appear on Webster’s books, of such shareholder, and (ii) the class and number of shares of Webster which are beneficially owned by such shareholder. In considering any nominees for directors recommended by a shareholder, the Nominating and Corporate Governance Committee considers, among other things, the same factors set forth above.

Compensation of Directors

The following table summarizes the compensation paid to Webster’s non-employee directors during 2020. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries. Except as described below, no other compensation was paid to any such director.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (4)	Option Awards ($) (5)	All Other Compensation ($)		Total ($)
William L. Atwell	94,125	(1)	91,879	—	5,354	(6)	191,358
James P. Bush	14,311	(1)	—	—	—		14,311
John J. Crawford	15,750	(1)	—	—	476	(6)	16,226
Elizabeth E. Flynn	72,625	(1)	74,562	—	4,346	(6)	151,533
E. Carol Hayles	80,250	(1)	74,562	—	4,346	(6)	159,158
Linda H. Ianieri	51,772	(1)	74,562	—	3,870	(6)	130,204
Laurence C. Morse	76,750	(1)	74,562	—	4,346	(6)	155,658
Karen R. Osar	74,250	(1)	74,562	—	4,346	(6)	153,158
Mark Pettie	82,750	(1)	74,562	—	4,346	(6)	161,658
James C. Smith	62,500	(2)	—	—	49,322	(3)	111,822
Lauren C. States	68,830	(1)	74,562	—	4,346	(6)	147,738

[1]	Includes Board and committee retainers paid in 2020. Mr. Crawford retired as a director as of the 2020 annual meeting of shareholders. Mr. Bush resigned as a director in September 2020.

[2]

Fees received during 2020 for Mr. Smith’s service as non-executive Chairman of the Board pursuant to his Retirement and Advisory Services Agreement. Mr. Smith retired as a director as of the 2020 Annual Meeting of Shareholders.

[3]	Consists of $44,113 in executive assistant support and $5,209 in office space provided to Mr. Smith from January 1, 2020 through April 23, 2020.

[4]

The amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The fair market value of the restricted shares awarded to Mses. Flynn, Hayles, Ianieri, Osar and States and Messrs. Atwell, Morse and Pettie in 2020 was $23.12 per share based on the closing price of the Company’s common stock on the date of the grant. As of December 31, 2020, Mses. Flynn, Hayles, Ianieri, Osar and States and Messrs. Morse and Pettie each had 3,225 unvested restricted shares from the annual equity grants in 2020, and Mr. Atwell had 3,974 shares.

[5]	No stock options were granted to non-employee directors in 2020. As of December 31, 2020, no current directors had options outstanding.

[6]	Reflects the dollar amount of dividends paid on unvested restricted stock for the fiscal year ended December 31, 2020.

Webster uses a combination of cash and restricted stock to attract and retain qualified candidates to serve on the Board. Webster targets director compensation to be at the median for its peer group (as described in “Compensation Discussion and Analysis” below), with the opportunity to earn significantly more based on Webster’s total shareholder return. Stock Ownership Guidelines have also been established for directors to closely align directors’ interests with those of Webster’s shareholders.

Annually, Webster engages an independent compensation consultant McLagan, which is part of the Rewards Solutions practice at Aon plc (“McLagan”), to offer market perspectives on the compensation of Webster’s directors. To provide this perspective, McLagan utilizes publicly available proxy information from Webster’s Peer Group. During its review in late 2019, McLagan recommended changes to director compensation for 2020 to ensure Webster directors were positioned fairly relative to the peer group median. The Compensation Committee reviewed the information and agreed with this recommendation.

In addition to payment of annual board and committee retainers, the Lead Independent Director received 3,974 shares of restricted stock and each of the other non-employee directors received 3,225 shares of restricted stock. All restricted stock vests after one year and has a two-year holding period following the vesting period. Webster continued to reimburse directors for reasonable travel expenses incurred in connection with attending Board meetings.

The following schedule shows the annualized retainer fees in effect in 2020 prior to and following the recommended increase:

Retainer	Effective January - April	Effective May - December
Annual Board Retainer - Non-Executive Chairman	$250,000	—
Annual Board Retainer - Lead Independent Director	$66,500	$76,000
Annual Board Retainer - Director	$47,000	$54,000
Annual Audit Committee Retainer - Chair	$24,000	$24,000
Annual Audit Committee Retainer - Member	$9,000	$11,000
Annual Compensation Committee Retainer - Chair	$18,500	$20,000
Annual Compensation Committee Retainer - Member	$7,000	$8,000
Annual Nominating & Corporate Governance Committee Retainer - Chair	$12,000	$13,000
Annual Nominating & Corporate Governance Committee Retainer - Member	$4,500	$5,000
Annual Risk Committee Retainer - Chair	$20,000	$20,000
Annual Risk Committee Retainer - Member	$7,000	$8,000

Webster stock ownership guidelines require non-employee directors to own Webster Common Stock with a market value equal to at least $300,000. Non-employee directors who do not meet the guidelines agree to hold all long-term incentives, which include vested restricted stock and exercised stock options (net of exercise price and taxes), until they achieve the required ownership threshold of Webster Common Stock.

Communications with Directors

The Company’s shareholders and other interested persons who want to communicate with the Board of Directors, any individual Director, the Lead Director, the non-management directors as a group or any other group of directors, can write to:

[Name of Director or Directors]

c/o Lead Director of the Board of Directors

Webster Financial Corporation

P.O. Box 1986

Waterbury, CT 06722

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the intended recipient(s) or the full Board, as appropriate.

Director Attendance at Annual Meetings

Webster typically schedules a meeting of the Board of Directors in conjunction with the annual meeting and expects that the Board of Directors will attend the annual meeting, absent a valid reason, such as a previously scheduled conflict. Last year all of the individuals then serving as directors attended the annual meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Named Executive Officers of Webster Financial Corporation

The following table sets forth information regarding the CEO, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving on December 31, 2020, and one former executive officer who would have been one of such other three most highly compensated executive officers but for the fact that he was not serving as an executive officer at the end of 2020 (the “named executive officers” or “NEOs”).

Name	Age as of December 31, 2020	Positions with Webster and Webster Bank
John R. Ciulla	55	Chairman, President and CEO
Glenn I. MacInnes	59	Executive Vice President and Chief Financial Officer
Christopher J. Motl	50	Executive Vice President, Head of Commercial Banking
Charles L. Wilkins	59	Executive Vice President, Head of HSA Bank
Daniel H. Bley	52	Executive Vice President and Chief Risk Officer
Nitin J. Mhatre[1]	50	Executive Vice President, Head of Community Banking

[1]	Nitin J. Mhatre ceased serving as Executive Vice President and Head of Community Banking as of October 1, 2020.

Provided below is biographical information for each of Webster’s NEOs, other than Mr. Ciulla. For information regarding Mr. Ciulla, see “Election of Directors-Information as to Nominees.”

Glenn I. MacInnes is Executive Vice President and Chief Financial Officer of Webster and Webster Bank. He joined Webster in 2011. Prior to joining Webster, Mr. MacInnes was Chief Financial Officer at New Alliance Bancshares for two years and was employed for 11 years at Citigroup in a series of senior positions, including Deputy CFO for Citibank North America and CFO of Citibank (West) FSB. Mr. MacInnes serves on the Board of Wellmore Behavioral Health, Inc.

Christopher J. Motl is Executive Vice President, Head of Commercial Banking of Webster and Webster Bank. He joined Webster in 2004 and was responsible for establishing and growing the Sponsor and Specialty Banking Group and was most recently Executive Vice President and Director of Middle Market Banking. Prior to joining Webster, Mr. Motl worked at CoBank, where he was Vice President and Relationship Manager. Mr. Motl is on the board of Special Olympics of Connecticut and the Travelers Championship.

Charles L. Wilkins is Executive Vice President of Webster and Webster Bank and Head of HSA Bank. He joined Webster in January 2014. Prior to joining Webster, he was President of his own consulting practice specializing in healthcare and financial services from June 2012 to December 2013.

Daniel H. Bley is Executive Vice President and Chief Risk Officer of Webster and Webster Bank. He joined Webster in 2010. Prior to joining Webster, Mr. Bley worked at ABN AMRO and Royal Bank of Scotland from 1990 to 2010, having served as Managing Director of Financial Institutions Credit Risk and Group Senior Vice President, Head of Financial Institutions and Trading Credit Risk Management. Mr. Bley currently serves on the Board of Directors of Junior Achievement of Greater Fairfield County.

Compensation Committee Report

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures that follow. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Form 10-K for its 2020 fiscal year, and the Board has approved the recommendation.

Compensation Committee

Laurence C. Morse (Chair)

William L. Atwell

Elizabeth E. Flynn

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) discusses in detail the 2020 executive compensation program for the Company’s NEOs. The Compensation Committee (“Committee”) recommends the base salary for the CEO to the Board of Directors, approves the annual cash incentive and long-term equity-based incentives (“LTI”) for the CEO, and approves the compensation for Webster’s other NEOs. Non-NEO members of the Operating Management Committee are also compensated under the same compensation program.

At the annual meeting of shareholders held on April 23, 2020, Webster held an advisory vote on executive compensation. Approximately 98% of the shares of Webster Common Stock that were voted on the proposal were voted for the approval of the compensation of the NEOs as discussed in Webster’s 2020 Proxy Statement. The Committee considers the outcome of the vote when determining compensation policies and setting NEO compensation and believes that the results show strong support for Webster’s compensation policies and programs. No changes in the overall structure of the compensation program were made in 2020.

2020 Operating Performance

Webster’s 2020 financial performance was impacted by the COVID-19 pandemic and resulting economic impact. Management focused on capital, credit and liquidity, keeping its employees and customers safe, providing various forms of relief to our consumer and business customers, supporting our communities through philanthropy, and continuing to originate loans, deposit balances and fees.

Financial Performance Summary

•	Total revenue of $1.2 billion.

•	Net income of $220.6 million.

•	Net income applicable to common shareholders of $211.5 million.

•	Pre-provision net revenue of $417.7 million.

•	Efficiency Ratio[1] of 59.6%.

•	Net charge-offs as a percentage of average loans and leases of 0.21%.

•	Overall loan growth of 8.0%.

•	Deposit growth of 17.2%.

•	Return on Average Common Shareholders’ Equity of 6.97%.

•	Return on Average Assets of 0.68%.

Objectives of Compensation Program

Webster’s executive compensation program is designed to attract, engage and retain qualified executives and to reward actions and results that the Committee and Board of Directors believe will increase Economic Profit2 and maximize shareholder return. Special attention is given to ensuring that compensation plans do not encourage NEOs or other executives to take excessive risks.

Webster’s executive compensation program is highly performance based and closely aligns total compensation with achievement of Webster’s financial and strategic goals. A meaningful portion of total compensation is variable and tied to future shareholder return, thereby rewarding NEOs and other executives for pursuing strategies that increase Economic Profit over time.

The compensation program has four primary objectives:

•	Performance Based - A majority of total compensation is intended to be variable based on the Company’s success in achieving established financial and strategic goals.

•

Equity Based - A meaningful portion of the total compensation opportunity is equity-based and is dependent on: absolute return on equity (“ROE”); and relative total shareholder return (“TSR”) over a three-year period.

•

Competitive - Total compensation opportunities should be competitive, thus enabling Webster to attract, engage and retain highly qualified NEOs and other executive officers who will be motivated to achieve Webster’s financial and strategic goals.

•

Safety and Soundness - Webster’s incentive compensation programs reward individual actions and behaviors that support Webster’s mission, business strategies and performance-based culture and do not encourage excessive risk taking.

[1]

Efficiency Ratio is a non-GAAP measure which quantifies the cost expended to generate a dollar of revenue. Refer to our 2020 Annual Report for further information regarding the use of non-GAAP financial measures and reconciliation to the most directly comparable GAAP financial measures.

[2]

Economic Profit is a non-GAAP measure and is calculated at the consolidated and business unit level. Economic Profit is defined as net income less the imputed cost of equity capital which we estimate at 9.5%.

Compensation Best Practices

The Committee annually reviews best practices in executive compensation and governance and continues to enhance our policies and practices, which include the following:

2020 Compensation and Governance Best Practices

We Do	We Do Not
Provide a substantial portion of each NEO’s total compensation opportunity in the form of variable pay, such that actual compensation is closely tied to financial performance and business results	Have employment agreements
Have robust stock ownership guidelines that are reviewed annually and include a one-year post vesting holding period that remains in effect if the executive terminates from the Company	Allow stock option repricing
Have a long-term equity program that is 60% performance based driving a pay for performance culture	Provide excise tax gross-up provisions in any agreements with our NEOs
Review the compensation Peer Group annually	Pay dividends on unvested performance shares
Have an independent Compensation Consultant to the Compensation Committee	Allow hedging or pledging of shares

Setting 2020 Compensation

In February 2020, the Committee reviewed all elements of compensation for NEOs and approved the compensation structure. This structure is intended to provide NEOs with a compensation opportunity commensurate with persons with similar duties and responsibilities at other financial institutions of similar size. In determining levels of NEOs’ overall compensation, the Committee also considers the qualifications and experience of the respective officer, Webster’s size and complexity of operations and, to a certain extent, the compensation paid to other persons employed by the Company. The Committee uses external data as input for the Committee’s analysis and to obtain a general understanding of current market compensation practices, rather than as strict rules for establishing compensation. A meaningful portion of compensation is tied to financial and strategic performance. Consequently, actual compensation received will vary from targeted compensation.

Compensation Consultant

In carrying out its responsibilities, the Committee engages McLagan, which is part of the Rewards Solutions practice at Aon plc (“McLagan”), an independent compensation consultant, to offer market perspectives on annual pay, current executive compensation trends and compensation programs currently in place at Webster. The consultant also provides insight into regulatory issues affecting compensation. The Committee has the authority to hire and terminate the consultant and determine the nature and scope of the consultant’s assignments. The Committee has engaged McLagan since June 2010. The Committee reviewed the work performed by McLagan and, under SEC and NYSE regulations, determined that the work did not create a conflict of interest.

McLagan provided the Committee ongoing insights relating to trends in executive compensation in the banking sector. At the direction of the Committee, McLagan reviewed all elements of compensation for the

NEOs and other executive officers and made recommendations with regard to plan design. McLagan also reviewed an analysis of Webster’s 2020 performance relative to peers and opined on management’s proposals to the Committee regarding 2020 executive compensation. McLagan attended all Committee meetings and, in each meeting, had the opportunity to meet with the Committee in executive session. The Committee weighs the consultant’s perspective as part of its decision-making process. The Committee communicates compensation decisions directly to management. The Committee utilized market context and recommendations from McLagan when determining the amount and form of compensation paid to Webster’s executive officers during 2020.

Compensation Peer Group

The Committee uses a combination of proxy information from the Peer Group and available market compensation survey data to review annually the compensation of Webster’s NEOs relative to comparable positions. The Committee may also use comparisons to the Peer Group to consider other market practices relevant to the scope of the NEOs’ responsibilities. This may include, for example, change in control provisions and stock ownership guidelines.

In 2020, the Committee considered actual and, where available, target compensation data from the Peer Group, along with available market compensation survey data. This data was presented by McLagan and contributed to an assessment of the competitiveness of actual and target pay for Webster’s NEOs.

The Committee reviews the composition of the Peer Group annually with the assistance of McLagan with the objective of maintaining a group of peer banks that individually and collectively represent suitable comparators for compensation-related analyses. Suitability is defined using a number of factors, including size, scope, business mix and geographic focus. Scope measures include total assets, net revenue, market capitalization and number of employees. Business mix is reflected by an analysis of loan composition (consumer, real estate, commercial and construction) and revenue composition (sources and proportion of net interest income and non-interest income). Banks with a geographic focus outside the continental United States are excluded regardless of the appropriateness of their scope and business mix. In late 2019, at the request of the Committee, McLagan prepared an evaluation of our Peer Group for use in 2020. As a result of the evaluation, a recommendation was made that our current Peer Group (less Chemical Financial Corporation, which merged with TCF Corporation in 2019) met the criteria stated above and no change was needed. The Committee approved the recommendation and identified the 18 companies listed below as the Peer Group for 2020.

2020 Compensation Peer Group[1]
Company	Total Assets (in millions)
Associated Banc-Corp	$33,273

BancorpSouth, Inc.	$18,937

BOK Financial Corporation	$41,893

Commerce Bancshares, Inc.	$25,772

Cullen/Frost Bankers, Inc.	$31,819

F.N.B. Corporation	$33,903

Fulton Financial Corporation	$21,309

Hancock Whitney Company	$28,762

IBERIABANK Corporation	$31,447

Old National Bancorp	$20,145

People’s United Financial, Inc.	$51,622

Prosperity Bancshares, Inc.	$22,375

Synovus Financial Corporation	$47,318

TCF Financial Corporation	$47,119

UMB Financial Corporation	$24,016

Umpqua Holdings Corporation	$27,986

United Bankshares, Inc.	$19,883

Valley National Bancorp	$33,028

75th Percentile	$33,746

Median	$30,105

25th Percentile	$22,785

Webster	$28,942

Webster Percent Rank	47%

[1]	Data as of September 2019 and is provided by McLagan.

Subsequent to the approval of the Peer Group, in 2020 IBERIABANK Corporation merged with First Horizon and no longer remained in our peer group, bringing the total number of companies in the Peer Group following the merger to 17 from 18.

Elements of 2020 Compensation

Webster’s compensation program has three basic elements: base salary, annual cash incentive and LTI. The annual cash incentive rewards current year performance, while the LTI aligns the NEOs’ incentives with the long-term goals and performance of the Company. LTI grants consist of a 60%/40% mix of performance-based shares and time-based restricted stock. Performance shares have a three-year performance period with cliff vesting, and time-based restricted stock has a three-year vesting schedule of one-third on each anniversary date of the grant.

The Committee reviews all elements of compensation annually, separately and in aggregate, to ensure that the total amount of compensation is within appropriate competitive parameters based on data from independent sources and based on the performance of the Company and NEOs.

In late 2019, the Committee engaged McLagan to provide an analysis of Webster’s total compensation as well as the individual components compared to the Peer Group and McLagan’s 2019 Top Management Compensation Survey. This was supplemented by management with other data from available market compensation survey data. This aggregate data contributed to an assessment of the competitiveness of actual and target pay for Webster’s NEOs. Based on the findings, the Committee set the components of pay and the weight of each component creating a structure that reflects Webster’s objectives for compensation (as described earlier) while allowing individual variations based on job scope, tenure, retention risk and other factors relevant to the Committee. Based on 2019 performance, in February 2020 the Committee approved 2020 total direct compensation at target for NEOs, which was moderately higher than compensation for 2019, given the continued improvement in financial and credit-related results, considerable progress toward setting and achieving strategic goals and financial performance that exceeded the Peer Group’s performance. The Committee set total direct compensation at target (including the February 2020 LTI grants based on 2019 performance) moderately higher than median Peer Group compensation.

The chart below displays total direct compensation at target by component, including target and pay mix of each component by NEO for the program approved in February 2020. For purposes of this table, “pay mix” represents the percentage of total direct compensation for each component.

2020 Components of Total Direct Compensation at Target

Name and Principal Position	Salary		Annual Cash Incentive		Total Cash Compensation		Long-Term Incentive		Total Direct Compensation
	Year- End 2020	Pay Mix	Target	Pay Mix	Target	Pay Mix	Target	Pay Mix	Target	Pay Mix
John R. Ciulla Chairman, President and CEO	$1,000,000	26%	$1,000,000	26%	$2,000,000	51%	$1,900,000	49%	$3,900,000	100%
Glenn I. MacInnes EVP and CFO	$520,000	33%	$416,000	27%	$936,000	60%	$624,000	40%	$1,560,000	100%
Christopher J. Motl EVP, Head of Commercial Banking	$515,000	34%	$412,000	27%	$927,000	61%	$592,250	39%	$1,519,250	100%
Charles L. Wilkins EVP, Head of HSA Bank	$410,000	34%	$328,000	28%	$738,000	62%	$451,000	38%	$1,189,000	100%
Daniel H. Bley EVP, Chief Risk Officer	$410,000	41%	$266,500	27%	$676,500	67%	$328,000	33%	$1,004,500	100%
Nitin J. Mhatre, Former EVP, Head of Community Banking	$430,000	34%	$344,000	28%	$774,000	62%	$473,000	38%	$1,247,000	100%

Salary

Annual salary is the only fixed component of Webster’s executive compensation program. In setting salary, the Committee looks at current pay practices, Peer Group comparisons and general market analysis in consultation with its compensation consultant, McLagan. The Committee then establishes salaries that are competitive to the Peer Group and the external market for similar positions. The Committee reviews the salaries on an annual basis.

In the case of a change in role, an officer’s new responsibilities, external pay practices, internal equity, past performance and experience are all considered in determining whether a change in salary is warranted.

As part of the Committee’s annual salary review, salaries were determined to be below median when compared with the actual proxy data of the Peer Group and benchmark survey information. In March 2020, all of the NEOs received an adjustment to base salary as a result of this review.

Annual Cash Incentive Compensation – Plan Overview

Annual cash incentive compensation is variable based on performance and ties a significant portion of the NEOs’ compensation to achievement of the Company’s annual financial plan and also considers financial performance relative to the Peer Group. The Committee approves measurements for the plan annually. For 2020, target incentives were set for each of the NEOs between 26% and 28% of total compensation. The plan is designed so that the weighted average performance for the financial measures must exceed a predetermined threshold before a payout can be made.

The plan is structured to calculate incentives based on two Primary Components:

1.

Corporate Component - This component has two elements: Financial Performance relative to plan and Performance Relative to Peer Group. Financial Performance is determined by scoring performance against four pre-established financial measures tied to the annual financial plan. Each measure is weighted based on relative importance, and then the measures are totaled to determine a weighted score. Adjustments to this score may then be made, by as much as 20 percentage points, based on the Committee’s assessment of the Company’s performance against financial performance goals and their degree of difficulty and the Committee’s assessment of performance against the four pre-established financial measures relative to the Company’s Peer Group.

2.

Line of Business Component - The Line of Business Component is determined based on the financial performance of the line of business against its pre-established financial goals, and the line of business performance against significant strategic objectives for the year. Adjustments may then be made based on the CEO’s and the Committee’s assessment of results against objectives, the competitive environment and the degree of difficulty of the goals. The program dictates that the Line of Business Component is not scored or paid out unless the Corporate Component is scored at or above its threshold payout level. Messrs. Motl and Wilkins are the line of business heads among the NEOs.

The Corporate Component rating generates a potential funding of 0% to 150% of target. A score of 100% results in funding at target. Scores below 50% on an individual measure are reduced to zero and a total weighted score below 50% on the four goals in the aggregate earns no payout.

The two Primary Components are weighted based on each NEO’s responsibilities. The weighting of the Primary Components is shown in the chart below.

2020 Weight of Primary Components[1]

Name	Corporate Performance	Line of Business Performance
John R. Ciulla	100%	0%
Glenn I. MacInnes	100%	0%
Christopher J. Motl	40%	60%
Charles L. Wilkins	40%	60%
Daniel H. Bley	100%	0%

[1]	Mr. Mhatre was paid his annual incentive based on the terms of his agreement and therefore is not included in this table.

Annual Cash Incentive Scoring - Results

Corporate Financial Performance - Webster’s 2020 results compared to plan are set forth in the table below. The Committee has discretion to make adjustments for extraordinary, unusual or non-recurring items. For 2020, adjustments were made for five items resulting in an adjustment of 25.8 percentage points. The adjustments were primarily restructuring charges incurred to optimize future performance.

2020 Annual Cash Incentive – Corporate Financial Performance

Financial Metric	Threshold	Target	Maximum	Actual[1]	Score	Weight	Weighted Score
Pre-Tax Pre-Provision Income	$433.2	$515.9	$598.6	$471.0	72.8%	35%	25.5%

Return on Average Equity	8.86%	10.71%	12.56%	8.22%	0.0%	30%	0.0%

Efficiency Ratio	60.68%	58.09%	57.11%	59.49%	73.0%	20%	14.6%

Credit:

NPLs / Average Loans[2]	1.24%	1.01%	0.77%	0.77%	149.8%	7.5%	11.2%

NCOs / Average Loans[2]	0.27%	0.22%	0.16%	0.21%	107.5%	7.5%	8.1%

					Total	100%	59.4%

[1]	Actual results used for compensation calculation differs from GAAP.

[2]

NPL is an abbreviation for non-performing loans and NCO is an abbreviation for net charge-offs. Average loans for the Corporate Financial Performance are defined as the average of the four quarters’ ending loan balances.

Performance Relative to Peer Group - As previously described, the Committee has discretion to adjust the Corporate Component Score by plus or minus 20 percentage points based on Webster’s performance against pre-established financial measures or performance relative to its Peer Group. The table below shows Webster’s performance relative to the seventeen companies in the Peer Group.

2020 Annual Cash Incentive - Performance Relative to Peer Group
Financial Metric[1]	2020				2019
	Results	% Rank	Weight	Weighted Score	% Rank	Weight	Weighted Score
Pre-Tax Pre-Provision Income/Avg. Assets	1.29%	24%	35%	8.2%	83%	35%	29.2%
Return on Average Equity	6.90%	24%	30%	7.1%	94%	30%	28.3%
Efficiency Ratio	63.59%	6%	20%	1.2%	67%	20%	13.3%
Credit:
NPLs / Average Loans[2]	0.77%	24%	7.5%	1.8%	22%	7.5%	1.7%
NCOs / Average Loans[2]	0.21%	47%	7.5%	3.5%	39%	7.5%	2.9%

		Weighted Score		21.8%	Weighted Score		75.4%

[1]	Data as reported by SNL Securities for comparability.

[2]

NPL is an abbreviation for non-performing loans and NCO is an abbreviation for net charge-offs. Average loans for the Performance Relative to Peer Group are defined as the average of the four quarters’ ending loan balances.

Final Corporate Component - The Committee recognized Webster’s extraordinary performance during a period of stress and uncertainty brought on by the pandemic. Management made the decision in the first quarter to proceed with the planning and execution of a strategic transformation project. This project involved over sixty leaders and eleven workstreams and consisted of three phases: diagnostic, design, and value capture. It resulted in multiple restructuring initiatives and strategic realignment of the organization. The Company worked diligently during the entire year to be able to communicate the strategic impact of the project, both internally and externally. Market reaction has been positive with Webster now being well-positioned for future growth.

In addition to the strategic transformation of the Company, the complexity of managing through the pandemic led management to take some key actions related to our operations, customers and employees, including (i) providing consumer and commercial customers with more than 11,000 loans under the Paycheck Protection Program, payment deferrals, loan modifications, waived fees, a moratorium on foreclosures, and uninterrupted banking services; (ii) keeping employees, customers and vendors safe during a health care crisis; (iii) reallocating philanthropy dollars to the communities Webster serves that resulted in support going to where it was most needed; (iv) achieving favorable capital, credit and liquidity metrics at year-end 2020; and (v) a strong enterprise risk position and operational execution despite moving the vast majority of the workforce to remote work.

The Committee also recognized a disconnect between GAAP financials and the true operating performance of the Bank due to the impact of CECL, which was a requirement beyond the Company’s control. The Committee decided, with the advice from McLagan, to give discretionary money to recognize the Company for these achievements, and therefore determined that a positive adjustment of 15.6% was appropriate. This adjustment results in a 75% payout for 2020, which is significantly less than 2019’s payout of 99.4%. This payout is reflective of the Company’s performance in leading Webster during extraordinary challenging times and supports the retention of the key leaders. In addition, it is in-line with historical payout amounts as it relates to a percentage of the Company’s PPNR results.

2020 Annual Cash Incentive – Financial Performance and Adjustments

Financial Performance	Strategic Performance Adjustment	Final Corporate Component
59.4%	15.6%	75.0%

Line of Business Component - The annual incentives for the line of business leaders are based 60% on the results of the respective line of business and 40% on corporate results. The line of business results are based on a combination of financial metrics and strategic initiatives. The results for each line of business are shown in the table below.

2020 Annual Cash Incentive – Line of Business Component
Commercial Banking	116.9%
Community Banking	97.6%
HSA Bank	68.9%

2020 Annual Cash Incentive Compensation Awarded in February 2021

Individual NEO Performance - Individual performance is determined through the annual review process as part of the Company-wide performance management process. Each NEO is evaluated based on achievement of individual performance objectives which include strategic goals, personal behavior, risk management, regulatory compliance and people leadership. The Committee evaluates the CEO, and the CEO evaluates the other NEOs in consultation with the Committee.

NEOs’ Performance Summaries for 2020

Name	Performance Summary
John R. Ciulla

•  Provided strong leadership of the Company through the pandemic, focusing on employee and customer safety, while ensuring high performance of essential banking functions

•  Strong execution of transformational and strategic project, placing the Company in a position of strength for 2021 and beyond, through organizational choices, revenue and efficiency initiatives and a review of strategy

•  Total revenue for the Company of $1.2 billion

•  Net income for the Company of $220.6 million

•  Increase in Tangible Book Value by 1% to $2.7 billion

•  Co-chaired the Company’s Diversity, Equity and Inclusion Council

Glenn I. MacInnes

•  Provided strong financial guidance that helped to maximize our financial performance in the midst of the pandemic and strategic transformation of the Company

•  Net income for the Company of $220.6 million

•  Efficiency ratio (non-GAAP) for the Company of 59.6% vs 56.8% in 2019

•  Instrumental in the Company’s approach and establishment of its CECL provision

•  Continued to strengthen the Company’s control environment

•  Leadership of Investor Relations activities and interaction with investors

Christopher J. Motl

•  Led strategic transformational project for the Company

•  Pre-tax, pre-provision net revenue of $294.7 million

•  Return on Allocated Capital of 13.2%

•  Loans in Commercial Banking increased by 10.0%

•  Deposits in Commercial Banking increased by 35.9%

•  Strategic initiatives resulted in Investor CRE average loan growth of 18.9%

•  Maintained strong asset quality metrics, including improved levels of NPLs and Commercial Classified Loans, both of which remain at cycle lows

•  Improved Treasury sales and servicing customer experience

Charles L. Wilkins

•  Core account growth in HSA Bank of 3.9%

•  Core deposit growth in HSA Bank of 15%

•  Total footing growth all in of 17.5%

•  Pre-tax net revenue of $122.6 million

•  Achieved highest ever Consumer NPS and Employer NPS scores

•  Launched growth and retention initiatives

•  Launched digital transformation initiative

•  Exceeded operational/service quality and efficiency objectives

•  Moved to on-line learning increasing participation rates by 70%

•  Improved employee onboarding, communication and engagement programs

Daniel H. Bley

•  Excelled as Lead Coordinating Executive for COVID-19 related activities of the Bank

•  Responsible for Credit and Operational Risk activities during the pandemic

•  Exceeded credit financial metrics for 2020

•  Continued to build our strong Enterprise Risk structure, building on an already strong risk culture at the Bank

•  Strong regulatory exam results throughout the Company

2020 Annual Cash Incentive Compensation - Upon completing the scoring of the two Primary Components (Corporate and Line of Business), the scores are applied to the CEO’s and each NEO’s annual cash incentive target based on the weightings in the Weight of Primary Component Table to calculate the cash incentive awards. The Committee retains discretion to adjust the CEO’s calculated annual cash incentive award. The CEO retains discretion, in consultation with the Committee, to adjust the NEOs’ calculated annual cash incentive awards.

Discretionary Adjustment for Individual Performance - Based on the CEO’s assessment of each NEO’s (other than the CEO’s) individual performance measured against specific performance objectives and overall, the CEO may use discretion to determine a positive or negative adjustment to the calculated annual cash incentive award. Additionally, the CEO in consultation with the Chief Human Resources Officer and the Chief Risk Officer considers potential adjustments (referred to as meaningful consequences) based on each NEO’s record of identifying, managing and mitigating risk, including an assessment of outcomes in the areas of compliance, operating risk, credit, audit findings or regulatory citings, or other contributions that should be taken into account.

The Committee considers potential adjustments for the CEO based on his performance against objectives and his leadership of the Company. In addition, the Committee considers meaningful consequences adjustments to the CEO based on his record of managing and mitigating risk.

The CEO made positive adjustments to the annual cash incentive payments for all of the NEOs for their efforts in 2020. A positive adjustment was made to Mr. MacInnes’ incentive payment in recognition of his leadership of the implementation of CECL and monitoring capital and liquidity during the pandemic; to Mr. Motl in recognition of his performance as Lead Executive on the Bank’s comprehensive transformational and strategic project; to Mr. Wilkins for taking on broader responsibilities in corporate marketing and call centers as part of the Company’s optimization; and to Mr. Bley in recognition of his execution as Lead Coordinating Executive for COVID-related activities and leadership of the Bank’s credit activities.

Management conducted a thorough review of risk management in the areas of regulatory, internal audit, operating and credit compliance and Sarbanes-Oxley (SOX). As a result of the review, none of the NEOs had any significant risk management deficiencies and therefore, no adjustments were made related to risk management.

2020 Final Payment Determination - The Committee determines and approves the short-term incentive award for the CEO and reviews and approves the short-term incentive awards that are recommended by the CEO for the other NEOs. The final tabulations for annual cash incentive compensation are set forth below.

2020 Annual Cash Incentive Compensation[1]

Name	Annual Incentive Target	Corporate Component	Line of Business Component	Calculated Award	Individual Discretionary Adjustment	Total Cash Incentive Award
John R. Ciulla	$1,000,000	75%	Not Applicable	$750,000	$0	$750,000
Glenn I. MacInnes	$416,000	75%	Not Applicable	$312,000	$25,000	$337,000
Christopher J. Motl	$412,000	75%	116.9%	$412,412	$40,000	$452,412
Charles L. Wilkins	$328,000	75%	68.9%	$233,864	$20,000	$253,864
Daniel H. Bley	$266,500	75%	Not Applicable	$199,875	$40,000	$239,875

[1]	Mr. Mhatre was paid his annual incentive based on the terms of his agreement and therefore is not included in this table.

Long-Term Incentive Compensation – Plan Overview

Long-Term Incentive Vehicles: Webster awards two forms of LTI grants, performance shares and restricted stock, as displayed in the table below. In February 2020 the Committee, after review of peer practices and with support from McLagan, approved the revision of the LTI mix from 75% performance shares and 25% time-vested restricted shares to 60% performance-shares and 40% time-vested restricted shares to further align the Bank’s plan with those of its peer group.

Long-Term Incentive Vehicles
Vehicle	Vesting	Rationale	Vehicle Mix
Performance Shares	Vests following the conclusion of three-year performance period	To align LTI with the achievement of 1) return on equity goals and 2) total shareholder return relative to peers	60%
Time-Vested Restricted Stock	One third vests per year	To provide LTI and retention value to the NEOs and other executives	40%

Performance Shares: Performance Shares vest following the conclusion of the three-year performance period and the Committee certifies the results based 50% on Company three-year total shareholder return relative to Webster’s Peer Group and 50% on the three-year average return on equity compared to plan. Performance must meet threshold levels or the shares are forfeited.

•

Three-year Total Shareholder Return reflects the rate of return including price appreciation plus reinvestment of dividends calculated as follows: (ending stock price – beginning price + dividends paid per share) / beginning stock price. Peer Group reflects Webster’s Compensation Peer Group listed in the Compensation Peer Group section at the start of the three-year period.

•

Average Return on Equity is calculated as the ratio of adjusted net income to adjusted average equity. The average return on equity targets are set annually during the performance period by the Committee giving consideration to the Board approved financial plan set at the end of the prior year. The score is calculated each year and then averaged over three years.

Payout Determination for Performance Shares Granted in February 2020 Based on 2020-2022 Performance

Payout Metric	Below Threshold Payout	Threshold Payout	Target Payout	Maximum Payout
Peer-relative three-year Total Shareholder Return	0%	50%	100%	150%
Average Return on Equity over three-year period	0%	10%	100%	150%

The Company does not vest performance-based restricted stock for performance below threshold. A threshold level of performance must be met for each metric in order for payment to be earned. Once threshold performance is achieved, actual awards will be interpolated between threshold and 150% of target.

Long-Term Incentive Compensation Awarded in February 2020

2020 Long-Term Incentive Grant - LTI grants made in February 2020 were made in the form of 60% Performance Shares and 40% time-vested restricted stock, as described above, based in part on each NEO’s 2019 performance and granted based on the NEOs’ 2019 base pay and LTI target percent.

The Committee may increase or decrease the CEO’s LTI award or the other NEOs’ LTI award based on a variety of factors including the Company’s prior year performance against financial and strategic goals. The Committee determines the recommended grant for the CEO and reviews and approves the CEO’s recommendation for the other NEOs. The Committee approved grants for the CEO and each NEO, as shown in the chart below.

2020 Long-Term Annual Incentive Compensation
Name	Long-Term Incentive Target	Long-Term Incentive Grant
John R. Ciulla	$1,755,000	$1,755,000
Glenn I. MacInnes	$600,000	$600,000
Christopher J. Motl	$490,000	$740,000
Charles L. Wilkins	$400,000	$400,000
Daniel H. Bley	$300,000	$300,000
Nitin J. Mhatre	$420,000	$420,000

Retirement Plans

Pension Plan - Webster Bank maintains a frozen defined benefit pension plan. Webster stopped benefit accruals under the plan for all employees, including the NEOs, after December 31, 2007. The Pension Benefits section of this Proxy Statement details pension benefits for the NEOs.

401(k) Plan - Webster Bank maintains a defined contribution 401(k) plan for eligible employees, including the NEOs. All participants in the plan, including each of the NEOs, are eligible to make pre-tax or Roth contributions from 1% to 75% of their pay, up to Internal Revenue Code (“IRC”) limits ($19,500 in 2020). Webster Bank matches the employee’s contributions on a dollar for dollar basis for the first 2% of pay the employee contributes and then 50 cents on the dollar for up to the next 6% of pay the employee contributes. In addition, Webster provides transition credits ranging from 1% to 6% of pay for those employees, including NEOs, who were hired before January 1, 2007 and had reached age 35 or older on January 1, 2008. The purpose of transition credits is to help offset the impact of freezing the pension plan. A two-year vesting schedule applies to all Webster contributions. Under IRC limits, annual compensation in excess of $285,000 in 2020 may not be taken into account for determining benefits or contributions under the qualified plan. Employees who are age 50 or older by the last day of the year may contribute an additional $6,500 to the plan.

Supplemental Defined Benefit Plan - Webster Bank maintains a frozen non-qualified supplemental defined benefit plan for certain executives, including NEOs, who were participants in the pension plan. The purpose of the plan was to provide these individuals with supplemental pension benefits in excess of IRC limits for tax qualified pension plans. The plan was frozen as of December 31, 2007. Thus, service and compensation after this date are not used in calculating an NEO’s benefit from the plan. None of the NEOs participated in this plan.

Supplemental Defined Contribution Plan - Webster Bank maintains a non-qualified supplemental defined contribution plan for certain executives, including the NEOs. This plan provides each NEO with an allocation to their supplemental 401(k) account equal to the additional match and transition credit contributions that the NEO would have received in the qualified 401(k) plan if there were no IRC compensation or deferral limits.

Non-Qualified Deferred Compensation Plan - The executive officers, including each of the NEOs, were eligible to participate in a closed voluntary non-qualified deferred compensation plan. The plan allowed employees at the senior vice president level and above to defer a portion of their compensation because of the statutory limits under the qualified plan. All deferrals under this plan ceased as of January 1, 2012, but distributions continue based on prior elections.

Employment Agreements

The NEOs do not have employment agreements; however, all NEOs are subject to change in control and non-competition agreements.

Other Executive Benefits

Webster offers a limited number of benefits to the NEOs and other executives in addition to the broad-based employee benefits program. Each benefit supports a specific objective, but falls within the overall purpose of recognizing leadership responsibility and contributions to the Company’s goals. Management reviews the benefits with the Committee for consistency with Webster’s organizational culture and market practices. These benefits, which are limited to Supplemental Defined Contribution Plan and additional life insurance benefits, are described in a footnote to the Summary Compensation Table.

Post-Termination Arrangements

Webster’s change in control practices are designed to retain the NEOs during rumored and actual change in control activity. During these times, continuity is a key factor in preserving the value of the business. Webster also provides other termination benefits designed to facilitate changes in key executives as needed. The amounts payable, triggering events and other terms of Webster’s change in control and other termination arrangements are set by the Committee based on Company policy and competitive market information. Webster reviews the provisions of the change in control agreements annually.

Executive Stock Ownership

Webster believes stock ownership by management is beneficial in aligning the interests of management and shareholders. Executive Stock Ownership Guidelines are established to enhance shareholder value and focus each executive’s attention on the long-term success of the Company. Webster has adopted stock ownership guidelines for all of the executive officers, including the NEOs.

Name	Holding Requirements
John R. Ciulla	6X base salary
Glenn I. MacInnes	3X base salary
Christopher J. Motl	3X base salary
Charles L. Wilkins	3X base salary
Daniel H. Bley	3X base salary

Once achieved, ownership of the guideline amount must be maintained for as long as the executive is subject to the stock ownership guidelines. Even if stock ownership guidelines have been achieved, NEOs are required to continue to hold all net vested restricted stock and performance shares and net shares of Common Stock delivered after exercising stock options for a minimum of one year. This holding period will remain in effect if the NEO terminates from the Company. NEOs who do not meet the guidelines further agree to hold all net Common Stock received through LTI awards until they achieve their respective ownership thresholds. As of December 31, 2020, Messrs. Bley, MacInnes, Motl, and Wilkins have met their stock ownership guidelines. Mr. Ciulla’s stock ownership guideline multiple was increased to 6X his salary as of January 1, 2018 when he became the new President & CEO. Prior to this, in 2017 he met his prior ownership requirement.

Directors, officers and employees of Webster are prohibited from hedging their ownership of Webster securities, including through the use of options, puts, calls, short sales, futures contracts, equity swaps, collars or other derivative instruments relating to Webster securities, regardless of whether such directors, officers and employees have material non-public information about Webster. Directors and Executive Officers are prohibited from pledging their Webster securities as collateral for a loan.

Policy on Internal Revenue Code Section 162(m)

The Internal Revenue Code Section 162(m) generally places a $1 million limit on the amount of compensation a company can deduct in any one year for the Company’s chief executive officer, chief financial officer and three other most highly compensated executive officers. While Webster’s NEO compensation was previously structured so that certain awards qualified for a performance-based compensation exemption from the deduction limitation, that exemption was eliminated beginning in 2018 as a result of the passage of the Tax Cuts and Jobs Act, other than with respect to payments made pursuant to certain grandfathered arrangements. The Company believes that the performance shares in the long-term incentive program awarded prior to 2018, including those granted in 2017 that vested in 2020, qualify as performance-based pay under the applicable grandfathering rules. While the Compensation Committee considers deductibility as one factor in determining executive compensation, the Compensation Committee will continue to link pay with performance and consider other factors as noted above, and retains the flexibility to award compensation consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following tables contain certain compensation information for our current NEOs: Chairman, President and CEO; Executive Vice President and Chief Financial Officer; Executive Vice President, Head of Commercial Banking; Executive Vice President, Head of HSA Bank; and Executive Vice President, Chief Risk Officer. It also discloses compensation information for our Former Executive Vice President, Head of Community Banking who ceased to be an officer of the Company as of October 1, 2020 and received final payments per his non-compete agreement.

Summary Compensation Table

Salary, bonus, incentive payments and other compensation amounts to Webster’s NEOs are summarized in the following table. Some of the amounts below represent the opportunity to earn future compensation under performance-based compensation incentives that may be forfeited based on future performance vesting. As a result of mixing compensation paid and contingent compensation, the totals shown in the Summary Compensation Table include amounts that the named executives may never receive.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)[4]	Total ($)
John R. Ciulla Chairman, President and CEO	2020	995,192	-	1,509,732	750,000	21,800	211,135	3,487,859
	2019	960,577	-	1,407,973	971,000	24,900	218,416	3,582,866
	2018	896,154	-	993,176	1,150,000	(9,300)	182,996	3,213,026
Glenn I. MacInnes EVP and CFO	2020	516,154	-	516,159	337,000	-	97,916	1,467,229
	2019	495,192	-	523,574	398,400	-	113,579	1,530,745
	2018	475,000	-	498,980	485,000	-	105,576	1,564,556
Christopher J. Motl EVP, Head of Commercial Banking	2020	510,192	-	652,333	452,412	14,900	102,708	1,732,545
	2019	477,500	-	461,984	419,048	16,200	101,766	1,476,498
	2018	423,077	-	304,402	450,000	(6,400)	91,844	1,262,923
Charles L. Wilkins EVP, Head of HSA Bank	2020	408,077	-	344,092	253,864	-	69,236	1,075,269
	2019	391,346	-	302,347	314,880	-	80,912	1,089,485
	2018	355,000	-	288,197	347,000	-	69,207	1,059,404
Daniel H. Bley EVP, Chief Risk Officer	2020	408,077	-	258,062	239,875	-	66,242	972,256
Nitin J. Mhatre[5] Former EVP of Community Banking	2020	428,077	-	361,291	344,000	-	72,738	1,206,106
	2019	411,346	-	319,444	315,840	-	86,709	1,133,339
	2018	375,000	-	304,402	340,000	-	80,223	1,099,625

[1]	Amounts shown in this column are based on the grant date fair value related to restricted stock awards made in 2018, 2019 and 2020, in accordance with FASB ASC Topic 718.

[2]	Amounts shown in this column represent cash awards paid under the performance-based annual incentive plan.

[3]

Webster Bank maintains both a frozen tax-qualified pension plan and a frozen non-qualified supplemental defined benefit plan. Benefit accruals for service and compensation were frozen after December 31, 2007. None of the current NEOs are eligible for the non-qualified supplemental defined benefit plan. The tax-qualified pension plan is described more fully in the Pension Benefits section of this Proxy Statement. The amounts in this column reflect the change in the actuarial present value of the NEOs’ benefits under the tax-qualified pension plan determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. Specifically, the assumptions used to value the accumulated benefits at December 31, 2020 consisted of a 2.29% interest rate for the qualified plan versus 3.07% in 2019, and the Pri-2012 with MP-2020 Mortality Table. The change in pension value in 2020 is primarily due to the change in interest rates used to calculate the present value of the benefits and actuarial increases for executives over age 65, if applicable.

[4]

All Other Compensation includes amounts contributed or allocated, as the case may be, to the 401(k) plan (excluding the NEOs’ contributions to the qualified 401(k) plan), the non-qualified supplemental defined contribution plan, dividends paid on unvested restricted stock and on earned performance-based stock awards, the premium on a life insurance policy and any other payments received that are not included in other tables. All Other Compensation items in the Summary Compensation Table include the following amounts.

2020 All Other Compensation
Name	Company Contribution to 401(k) Plan ($)	Supplemental Defined Contribution Plan ($)	Dividends ($)	Premium on Life Insurance Policies ($)
John R. Ciulla	18,300	119,080	62,357	8,458
Glenn I. MacInnes	12,600	33,130	49,791	2,395
Christopher J. Motl	15,450	40,307	40,458	3,504
Charles L. Wilkins	12,600	23,550	24,141	8,945
Daniel H. Bley	12,430	20,736	31,443	1,633
Nitin J. Mhatre	12,600	24,598	34,475	1,065

[5]	Mr. Mhatre ceased serving as Executive Vice President and Head of Community Banking as of October 1, 2020.

Grants of Plan-Based Awards

During the fiscal year ended December 31, 2020, the following table displays all non-equity incentive plan and equity incentive plan awards that were made to the NEOs.

Grants of Plan-Based Awards in 2020
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	Closing Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards[3] ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John R. Ciulla	3/2/2020	500,000	$1,000,000	2,000,000	2,396	23,964	35,946	15,976	40.56	1,509,732
Glenn I. MacInnes	3/2/2020	208,000	$416,000	832,000	819	8,193	12,290	5,462	40.56	516,159
Christopher J. Motl	3/2/2020	206,000	$412,000	824,000	669	6,691	10,037	10,151	40.56	652,333
Charles L. Wilkins	3/2/2020	164,000	$328,000	656,000	546	5,462	8,193	3,641	40.56	344,092
Daniel H. Bley	3/2/2020	133,250	$266,500	533,000	410	4,096	6,144	2,731	40.56	258,062
Nitin J. Mhatre	3/2/2020	172,000	$344,000	688,000	574	5,735	8,603	3,823	40.56	361,291

[1]

Columns represent the potential payouts to each of the NEOs resulting from an award pursuant to the annual incentive compensation plan, subject to achievement of pre-established performance goals discussed in this Proxy Statement. Actual amounts earned by the NEOs are set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in this Proxy Statement.

[2]

Represents the threshold, target and maximum number of Performance Shares that may vest if performance targets for the 2020 through 2022 performance period are satisfied. Dividends will be deferred on the unearned Performance Shares and will be paid upon conclusion of the performance period to the extent earned.

[3]	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718 of all equity awards granted in 2020.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding option awards and unvested stock awards held by Webster’s NEOs as of December 31, 2020.

Outstanding Equity Awards at Fiscal Year-End 2020
		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested[1] ($)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)
John R. Ciulla	2/22/2012	13,808	23.81	2/22/2022	-	-	-	-
	2/20/2013	15,528	23.00	2/20/2023	-	-	-	-
	2/26/2018	-	-	-	1,558[2]	65,670	14,019[3]	590,901
	3/1/2019	-	-	-	4,146[2]	174,754	18,654[4]	786,266
	3/2/2020	-	-	-	15,976[2]	673,388	23,964[4]	1,010,083
Glenn I. MacInnes	2/22/2012	11,567	23.81	2/22/2022	-	-	-	-
	2/20/2013	22,828	23.00	2/20/2023	-	-	-	-
	2/22/2017	-	-	-	5,000[5]	210,750	-	-
	2/26/2018	-	-	-	783[2]	33,003	7,043[3]	296,862
	3/1/2019	-	-	-	1,542[2]	64,995	6,937[4]	292,395
	3/2/2020	-	-	-	5,462[2]	230,223	8,193[4]	345,335
Christopher J. Motl	2/20/2013	2,353	23.00	2/20/2023	-	-	-	-
	1/11/2017	-	-	-	7,500[6]	316,125	-	-
	2/26/2018	-	-	-	478[2]	20,148	4,297[3]	181,119
	3/1/2019	-	-	-	1,360[2]	57,324	6,121[4]	258,000
	3/2/2020	-	-	-	5,690[7]	239,834	-	-
	3/2/2020	-	-	-	4,461[2]	188,031	6,691[4]	282,026
Charles L. Wilkins	2/26/2018	-	-	-	452[2]	19,052	4,068[3]	171,466
	3/1/2019	-	-	-	890[2]	37,514	4,006[4]	168,853
	3/2/2020	-	-	-	3,641[2]	153,468	5,462[4]	230,223
Daniel H. Bley	2/24/2016	-	-	-	5,000[6]	210,750	-	-
	2/26/2018	-	-	-	438[2]	18,462	3,943[3]	166,197
	3/1/2019	-	-	-	863[2]	36,375	3,883[4]	163,668
	3/2/2020	-	-	-	2,731[2]	115,112	4,096[4]	172,646
Nitin J. Mhatre	2/22/2012	14,239	23.81	2/22/2022	-	-	-	-
	2/20/2013	16,040	23.00	2/20/2023	-	-	-	-
	2/26/2018				-	-	4,058[3]	171,045
	3/1/2019				-	-	2,586[4]	109,000

[1]	Market value calculated by multiplying the closing market price of Webster’s Common Stock on December 31, 2020, which was $42.15, by the number of shares of stock.

[2]

The restricted stock award will vest one-third on the first anniversary of the grant; one-third on the second anniversary of the grant; and the final third will vest on the third anniversary of the grant.

[3]	The performance criteria were met after the close of the performance period on December 31, 2020. The performance value was 96% and vested in February 2021.

Performance Score Determination for Performance Period 2018-2020
1) Average Return on Equity over three-year period (50%)
	Target	Actual	Score
2018 ROE	11.52%	12.65%	134%
2019 ROE	12.85%	12.48%	89%
2020 ROE	10.71%	8.22%	0%
Three Year ROE Average Score			74%
2) Peer-relative three-year Total Shareholder Return (50%)
3 Year TSR: 2018 - 2020		Peer Ranking	Score
-17.84%		6 out of 13	117%
Final Performance Share Payout Score			96%

[4]	The performance criteria will be evaluated after the December 31st close of the final year of the three-year performance period.

[5]

The restricted stock award will vest one-fourth on the second anniversary of the grant; one-fourth on the third anniversary of the grant; and the remaining one-half will vest on the fourth anniversary of the grant.

[6]

The restricted stock award will vest one-fourth on the third anniversary of the grant; one fourth on the fourth anniversary of the grant; and the remaining one-half will vest on the fifth anniversary of the grant.

[7]	The restricted stock award will fully vest on the third anniversary of the grant.

Option Exercises and Stock Vested

The table below sets forth the number of shares of stock acquired in fiscal 2020 as a result of the vesting of shares of restricted stock awarded to the NEOs under Webster’s compensatory equity programs.

Option Exercises and Stock Vested in 2020
	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)
John R. Ciulla	-	-	17,990	652,044
Glenn I. MacInnes	-	-	12,327	559,983
Christopher J. Motl	-	-	7,220	341,901
Charles L. Wilkins	-	-	10,120	493,861
Daniel H. Bley	-	-	8,001	364,316
Nitin J. Mhatre	-	-	14,498	639,506

[1]

Value realized calculated by multiplying the number of shares vesting by the fair market value of Webster’s Common Stock on the vesting date. Stock awards vested include additional shares received by all NEOs for the 2017 Performance Awards that were earned and distributed in 2020. The performance result was 103% resulting in a 3% increase in shares distributed over the target grant.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the eligible NEOs, including the number of years of service credited to each such NEO, under the frozen pension plan as of December 31, 2020. The accumulated benefit value is based upon the benefit that is payable at the NEOs’ Normal Retirement Age (65) with actuarial increases for executives over age 65, if applicable.

2020 Pension Benefits
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
John R. Ciulla	Webster Bank Pension Plan	4	134,600
Christopher J. Motl	Webster Bank Pension Plan	4	77,000

Webster Bank maintains a frozen pension plan for eligible employees of Webster Bank and affiliated companies that have adopted the plan. Pension benefits were frozen as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating a benefit from this plan.

The pension plan is a qualified plan under the IRC and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees hired before January 1, 2007 were eligible to participate in the pension plan upon attaining age 21 and completing one year of service.

Benefits under the pension plan are funded solely by contributions made by Webster Bank. Under the pension plan’s benefit formula, a participant’s monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant’s monthly compensation for each year of credited service beginning on or after January 1, 1987 through August 31, 2004, plus (c) the sum of 1.25% of the participant’s monthly compensation if the participant has less than 10 years of credited service at the beginning of the year, or 1.50% of the participant’s monthly compensation if the participant has 10 or more years of credited service at the beginning of the year, for each year of credited service beginning on or after September 1, 2004 through December 31, 2007. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is a life annuity for the participant’s lifetime. A pension plan participant becomes 100% vested in the benefits under the pension plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant’s early retirement date (age 55), normal retirement date (age 65), deferred retirement date or death. Benefits payable at early retirement date are reduced 1/15th each year for the first five years and 1/30th each year for the next five years before normal retirement date.

Non-Qualified Deferred Compensation

Webster maintains a non-qualified supplemental defined contribution plan which provides supplemental employer match contributions that are not available under the qualified 401(k) plan because annual compensation in excess of $285,000 in 2020 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the IRC and because annual contributions to the qualified plan that can be matched by the employer are subject to a maximum of $19,500 in 2020 (subject to cost of living increases).

The following table shows the contributions to and the earnings in each NEO’s account under Webster’s non-qualified deferred compensation plans for the fiscal year ended December 31, 2020. There were no distributions from any NEO’s accounts in 2020.

2020 Non-Qualified Deferred Compensation

Name	Registrant Contributions in Last FY1 ($)	Aggregate Earnings in Last FY2 ($)	Aggregated Balance at Last FYE ($)
John R. Ciulla	119,080	42,170	686,606
Glenn I. MacInnes	33,130	10,880	254,570
Christopher J. Motl	40,307	19,185	182,299
Charles L. Wilkins	23,550	15,759	152,556
Daniel H. Bley	20,736	44,739	258,744
Nitin J. Mhatre	24,598	8,250	199,483

[1]	The amounts in this column are reported as supplemental defined contribution plan contributions in “All Other Compensation” column in the Summary Compensation Table in this Proxy Statement.

[2]	The amounts in this column show the investment gain or loss for each NEO during 2020, based on the investment choices selected by each NEO.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Webster’s employees and the annual total compensation of John R. Ciulla, Webster’s Chairman, President and CEO. The pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2020, our last completed fiscal year, we determined that the annual median total compensation of all our employees who were employed as of December 31, 2020, other than our Chairman, President and CEO was $70,092; the annual total compensation of our Chairman, President and CEO was $3,487,859; and the ratio of these amounts was 50 to1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chairman, President and CEO, we took the following steps:

•

We determined that, as of December 31, 2020, our employee population consisted of 3,311 individuals with all of these individuals located in the United States. This population consisted of our full-time, part-time, and seasonal employees.

•

While not required, the Company chose to recalculate the median employee for 2020. To do this, we compared the amount of salary, overtime and other premium pay, and bonus payments of our employee population as reflected in our payroll records.

•

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The difference between such employee’s salary, overtime and other premium pay, and bonus payments and the employee’s annual total compensation represents the value of such employee’s equity awards, dividends, 401k matching employer contributions, change in defined pension value and any other compensation, to the extent that such employee received or is eligible for these compensation elements.

•

With respect to the annual total compensation of our Chairman, President and CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement.

Potential Payments on Termination following Executive Severance

Under Webster’s Non-Competition Agreement with each NEO, if Webster terminates the executive without Cause (and under circumstances in which payment would not be due under the Change in Control Agreements), severance benefits become payable. The executive’s severance benefits for involuntary termination without Cause are (a) a lump sum payment equal to the sum of the executive officer’s then current annual base salary and the prorated amount of any target bonus to be paid pursuant to Webster’s annual incentive compensation plan during the then current fiscal year, and (b) subject to certain limitations, continued medical and dental coverage for the shorter of one year or until the executive officer accepts other employment on a substantially full time basis if earlier. The executive’s receipt of the foregoing severance payments and benefits is conditioned upon the executive entering into a general release and waiver in favor of Webster, and in consideration of the payment the executive agrees to a one-year non-competition and non-solicitation covenant.

Assuming a December 31, 2020 termination event of involuntary termination without Cause, the aggregate value of the payments and benefits to which each NEO would be entitled would be as follows:

Payments Due Upon Executive Severance

Name	Salary and Bonus ($)	Benefits and Health Programs ($)	Value of Accelerated Equity[1] ($)	Total Payments ($)
John R. Ciulla	2,000,000	20,326	1,234,083	3,254,409
Glenn I. MacInnes	936,000	15,049	741,844	1,692,893
Christopher J. Motl	927,000	20,283	660,247	1,607,530
Charles L. Wilkins	738,000	13,188	311,778	1,062,966
Daniel H. Bley	676,500	20,283	505,925	1,202,708
Nitin J. Mhatre[2]	774,000	20,326	481,180	1,275,506

[1]

If an NEO is terminated under the Executive Severance Plan, the portion of equity awards granted under Webster’s Amended and Restated 1992 Stock Option Plan that are outstanding immediately prior to the termination shall become fully vested and exercisable based on the length of time worked since the grant date (provided that they have been held for a period of one year).

[2]	Actual severance amounts received as a result of his separation as of December 31, 2020.

Potential Payments on Termination following Change in Control

Historically, Webster has entered into Change in Control Agreements and Non-Competition or Non-Solicitation Agreements with its NEOs, which provide post-termination payments to the NEOs.

Change in control provisions benefit Webster’s shareholders by assisting with retention of executives during rumored and actual change in control activity when continuity is a key factor in preserving the value of the business. Other termination benefits are provided based on the time needed by executives of that level to find new employment and to facilitate changes in key executives as needed.

Webster has entered into a Change in Control Agreement with each of the NEOs. Pursuant to the Change in Control Agreements, each NEO is eligible to receive payments and other benefits, subject to the conditions described below, in the event the executive is terminated during the two year period following a change in control. A change in control is defined by the agreements as:

•

with certain exceptions, the acquisition by any person of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock or (ii) the combined voting power of the outstanding voting securities of Webster entitled to vote generally in the election of directors;

•

individuals who, as of the date of each executive’s agreement, constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, except for individuals subsequently joining the Board who are approved by at least a majority of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors;

•	generally, consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster (with certain standard exceptions); or

•	approval by the shareholders of a complete liquidation or dissolution of Webster.

Payments and Benefits - The payments and benefits payable to the NEOs under the Change in Control Agreements are as follows:

•

Death or Disability - If an executive’s employment is terminated by reason of death or disability (defined as the absence of the executive from his or her duties on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness determined to be total and permanent), following a change in control, the executive, or the executive’s estate, as the case may be, is entitled to receive the executive’s accrued salary, bonus, deferred compensation (together with accrued interest or earnings thereon), any accrued vacation pay plus any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies.

•

Cause - If an executive’s employment is terminated for Cause following a change in control, the Change in Control Agreement terminates and the executive is entitled to receive only his or her annual base salary through the date of termination, the amount of any compensation previously deferred by the executive and any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies. Cause is defined as:

o

the willful and continued failure by the executive to perform substantially the executive’s duties with Webster or one of its affiliates (other than a failure resulting from incapacity due to physical or mental illness), after written demand for performance is delivered to the executive by the CEO, or

o	the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Webster.

•

For Good Reason or Other than for Cause, Death or Disability - Executives are entitled to certain payments and continued benefits in the event of a termination following a change in control other than for Cause, Death or Disability, or in the event the executive terminates his or her employment for “Good Reason.” Good Reason is defined as:

o

the assignment to the executive of duties inconsistent with the executive’s position, authority, duties or responsibilities resulting in a diminution in such position, authority, duties or responsibilities;

o	the failure by Webster to comply with the compensation terms of the executive’s change in control agreement;

o

a material change in the office or location at which the executive is primarily based or Webster’s requiring the executive to travel on Company business to a substantially greater extent than required immediately prior to the change in control;

o	the termination by Webster of the executive’s employment other than expressly as permitted by the change in control agreement; or

o	the failure by Webster to require that any successor assume, and perform according to, the executive’s change in control agreement.

In the event of a termination under a Good Reason or Other than for Cause, Death or Disability upon Change in Control, the executive is entitled to:

o	the executive’s base salary through the termination date to the extent not previously paid;

o	a bonus based on the target bonus in effect for the executive;

o	any previously deferred compensation and accrued vacation pay;

o	an amount equal to three times the sum of the executive’s base salary and bonus for Mr. Ciulla and two times for the other NEOs;

o

the additional amounts that would have been contributed or credited to his or her 401(k) accounts in both the qualified and supplemental 401(k) plans if the executive’s employment had continued for three years after the date of termination for Mr. Ciulla and two years for the other NEO’s, based on the compensation amounts that would have been required to be paid to him or her under the change of control agreement.

o	the amount equal to the cost for continued benefits for the executive and his or her family for a period of three years following termination for Mr. Ciulla and two years for the other NEOs;

o	outplacement services; and

o	any other amounts or benefits to which he or she is entitled under any agreement or plan of Webster and its affiliated companies.

The NEOs are not entitled to any gross-up payment in the event they would be subject to excise tax under Section 4999 of the IRC (relating to excess parachute payments).

Assuming a December 31, 2020 termination event following a Change in Control, the aggregate value of the payments and benefits to which each NEO would be entitled in the event of termination other than for Cause, Death or Disability, or in the event the executive terminates employment for Good Reason would be as follows:

Payments Due Upon Involuntary Termination Not for Cause or Termination for Good Reason following Change in Control[1]
Name	Salary and Bonus ($)	Qualified and Non-qualified 401(k) Contribution Equivalents ($)	Benefits and Health Programs ($)	Value of Accelerated Equity[2] ($)	Total Payments ($)
John R. Ciulla	6,000,000	412,140	128,657	1,792,344	8,333,141
Glenn I. MacInnes	1,872,000	91,460	84,888	963,001	3,011,349
Christopher J. Motl	1,854,000	111,514	97,574	890,039	2,953,127
Charles L. Wilkins	1,476,000	72,300	94,266	434,398	2,076,964
Daniel H. Bley	1,353,000	88,086	93,832	631,829	2,166,747

[1]	Does not reflect potential modified cut-back in the event the executive exceeds the safe harbor limit.

[2]

In the event of a change in control, if an NEO is terminated, all equity awards granted under Webster’s Amended and Restated 1992 Stock Option Plan that are outstanding immediately prior to the change in control shall become fully vested and exercisable (provided that they have been held for a period of one year).

Risk Assessment Disclosure

The Compensation Committee has discussed, evaluated and reviewed each compensation program applicable to Webster’s NEOs and other employees. The Compensation Committee concluded that Webster’s compensation programs do not incentivize excessive risk taking by its NEOs or other employees. The Compensation Committee furthermore concluded that the structure provides appropriate incentives to balance risk and reward, provides sufficient risk controls and aligns the interests of its employees with those of shareholders.

The following features of the compensation programs, agreements and organizational structure restrain risk taking to acceptable levels and strongly discourage the manipulation of earnings for personal gain:

•

The “clawback” feature applicable to NEOs and certain other executives encourages executives and staff to maintain accurate books and records and comply with relevant accounting policies. Under the “clawback,” any bonus or incentive compensation for executives is subject to recovery by Webster if such compensation is based on criteria that are later shown to be materially inaccurate, without regard to whether the inaccuracy arose from any misconduct.

•	The vesting elements of the equity awards align the interests of the officers with the long-term health of Webster, the quality of earnings, and the interests of shareholders.

•

The programs include a mix of cash and equity awards, which support an appropriate balance of short-term and long-term risk and reward decision making. Equity awards include a performance element with a payout dependent upon achieving designated goals.

•

Strong governance structure, which includes key elements such as a code of conduct and ethics policy, various risk management and board committees, and a new activity process with embedded risk controls and executive approvals.

•	Risk function reports outside of the lines of business and the pay of risk managers is not determined by the businesses they evaluate.

•	Stock ownership requirements that align executive officers with the interests of the shareholders.

•	Strong independent internal credit oversight and quality controls.

•	Shared accountability for incentive design, budget and payout with oversight by the Incentive Compensation Oversight Committee and the Compensation Committee with input from the Chief Risk Officer.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Morse (Chair) and Atwell, and Ms. Flynn. No person who served as a member of the Compensation Committee during 2020 was a current or former officer or employee of Webster or any of its subsidiaries or, except as disclosed below, engaged in certain transactions with Webster required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2020, which generally means that no executive officer of Webster served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Webster.

Transactions with Related Persons

From time to time, Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Webster or Webster Bank, and neither involve more than normal risk of collectability nor present other unfavorable features.

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to Webster’s Code of Business Conduct and Ethics, any transactions between Webster and a Webster affiliate, director, employee, an immediate family member of a Webster director or employee or business entities in which a Webster director or employee or an immediate family member of a Webster director or employee is an officer, director and/or controlling shareholder must be conducted at arm’s length. Prior approval of the Board of Directors for any such transactions are governed by Federal Reserve Regulation O, and the related person’s interest in any such transaction requiring Board action must be disclosed to the Board prior to any action being taken. Any consideration paid or received by Webster in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances. Any interest of a director or officer in such transactions that do not require prior Board approval shall be reported to the Board of Directors at least annually.

Audit Committee Report

The Company’s Audit Committee currently has five members, Mses. Hayles (Chair), Ianieri, Osar and States and Mr. Pettie. As of the date of this Proxy Statement, each of the Committee members is an “independent director” under the NYSE rules. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Company’s Board of Directors.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020 with Webster’s management. The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC relating to the conduct of the audit. The Audit Committee has received the written disclosures and letter from KPMG LLP required by applicable requirements of the PCAOB and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit

Committee recommended to Webster’s Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Audit Committee

E. Carol Hayles (Chair)

Linda H. Ianieri

Karen R. Osar

Mark Pettie

Lauren C. States

SECURITIES OWNED BY MANAGEMENT

The following table sets forth information as of February 1, 2021 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the NEOs and by all directors and executive officers of Webster as a group.

Name and Position(s) with Webster	Number of Shares and Nature of Beneficial Ownership [1]	Percent of Common Stock Outstanding
William L. Atwell Lead Independent Director	33,709	*

Daniel H. Bley Executive Vice President and Chief Risk Officer	18,978	*

John R. Ciulla Chairman, President and CEO	132,796	*

Elizabeth E. Flynn Director	30,481	*

E. Carol Hayles Director	6,032	*

Linda H. Ianieri Director	3,253	*

Glenn I. MacInnes Executive Vice President and Chief Financial Officer	149,897	*

Laurence C. Morse Director	35,333	*

Christopher J. Motl Executive Vice President and Head of Commercial Banking	47,014	*

Karen R. Osar Director	25,580	*

Mark Pettie Director	32,027	*

Lauren C. States Director	7,942	*

Charles L. Wilkins Executive Vice President and Head of HSA Bank	28,754	*

All Directors and Executive Officers as a group (18 persons)	739,286	0.82%

*	Less than 1% of Common Stock outstanding.

[1]

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended for purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 1, 2021. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Except as otherwise indicated, each director or executive officer has sole voting and investment power with respect to the shares shown and none of such shares are pledged.

The table includes the following: 94,978 shares subject to outstanding options which are exercisable within 60 days from February 1, 2021; 36,014 shares held in the 401(k) Plan; 13,434 shares purchased through the Employee Stock Purchase Plan held by Fidelity Investments; and 115,022 shares of restricted stock that were not vested as of February 1, 2021. Outstanding options reflected in the table were held as follows: Mr. Ciulla, 29,336 shares; Mr. MacInnes, 34,395 shares; and Mr. Motl, 2,353 shares.

PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

The following table sets forth information as of January 31, 2021 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than five percent of the Common Stock.

Name and Addresses of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership [1]		Percent of Common Stock Owned
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,696,245	[2]	8.5%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	8,399,419	[3]	9.31%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	12,593,814	[4]	13.9%

[1]

Based on information in the most recent Schedule 13D or 13G (or amendment thereto) filed with the SEC pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from January 31, 2021. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

[2]	BlackRock, Inc. reported that it had sole voting and sole dispositive power over 7,389,326 and 7,696,245 shares, respectively.

[3]	The Vanguard Group reported that it had sole dispositive power over 8,259,732 shares and shared voting power and shared dispositive power over 63,706 and 139,687 shares, respectively.

[4]	T. Rowe Price Associates, Inc. reported that it had sole voting power over 4,422,787 shares and sole dispositive power over 12,593,814 shares.

NON-BINDING, ADVISORY VOTE REGARDING THE COMPENSATION OF THE NAMED

EXECUTIVE OFFICERS OF WEBSTER

(Proposal 2)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requires Webster to provide its shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its named executive officers (“NEOs”) as disclosed in this Proxy Statement. At the 2017 Annual Meeting of Shareholders, Webster’s shareholders voted on a non-binding, advisory basis to hold a non-binding, advisory vote on the compensation of NEOs of Webster annually. In light of the results, the Board of Directors determined to hold the vote annually.

The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained on pages 21-46 of this Proxy Statement. As discussed in those disclosures, the Board of Directors believes that Webster’s executive compensation philosophy, policies and procedures provide a strong link between each NEO’s compensation and Webster’s short and long-term performance. The objective of Webster’s executive compensation program is to provide compensation, which is competitive, variable based on Webster’s performance, and aligned with the long-term interests of shareholders.

Webster is asking its shareholders to indicate their support for its NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives Webster’s shareholders the opportunity to express their views on the compensation of Webster’s NEOs. Accordingly, shareholders are being asked to vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Webster Financial Corporation approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained on pages 21-46 of this Proxy Statement.”

Your vote on this Proposal 2 is advisory, and therefore not binding on Webster, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of Webster’s shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, Webster will consider its shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

A majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve Proposal 2. Abstentions and broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 2.

The Board of Directors recommends that the shareholders vote FOR the approval of the compensation of Webster’s named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained on pages 21-46 of this Proxy Statement.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3)

The Board of Directors, upon the recommendation of the Audit Committee, has approved the appointment of KPMG LLP (“KPMG”) to serve as the independent registered public accounting firm for Webster for the year ending December 31, 2021. KPMG audited Webster’s financial statements for the year ended December 31, 2020 and has been retained as Webster’s independent registered public accounting firm since 2013.

The Audit Committee annually reviews the performance, qualifications and experience of the independent registered public accounting firm and makes a recommendation to the Board as to the appointment or discharge of such firm. The Audit Committee is responsible for the audit fee negotiations associated with the retention of the independent registered public accounting firm.

The Audit Committee annually reviews the engagement of the independent registered public accounting firm to ensure the rotation of the lead (or coordinating) audit partner every five years and other audit partners every seven years, and considers whether there should be regular rotation of the audit firm itself. The Audit Committee and its chairperson are directly involved in the selection of the independent registered public accounting firm’s new lead (or coordinating) engagement partner.

The members of the Audit Committee and the Board of Directors believe that the continued retention of KPMG to serve as Webster’s independent registered public accounting firm is in the best interest of Webster and its shareholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG, an independent registered public accounting firm, to audit the consolidated financial statements of Webster for the year ending December 31, 2021 and the internal control over financial reporting of Webster as of December 31, 2021. No determination has been made as to what action the Board of Directors would take if Webster’s shareholders do not ratify the appointment.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG as Webster’s independent registered public accounting firm for the year ending December 31, 2021.

Representatives of KPMG are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Webster’s independent registered public accounting firm for the year ending December 31, 2021.

Auditor Fee Information

The following table presents the aggregate fees and expenses incurred by Webster for professional audit services rendered by KPMG in connection with their audit of Webster’s annual financial statements for the years ended December 31, 2020 and December 31, 2019, respectively, and fees billed for other services rendered during those periods.

	Fiscal 2020	Fiscal 2019
Audit Fees[1]	$2,768,300	$2,668,800
Audit-Related Fees[2]	178,100	300,600
Tax Fees[3]	580,853	514,758
All Other Fees[4]	-	-

Total	$3,527,253	$3,484,158

[1]

Audit Fees consist of fees billed for professional services rendered for the audit of Webster’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the respective independent public accounting firm in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the SOX.

[2]

Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Webster’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to financial statement audits of certain employee benefit plans, services related to certain regulatory compliance requirements, and services related to corporate equity transaction filings.

[3]	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice.

[4]	Other Fees consist of fees for diagnostic services other than for services for which fees were reported as Audit Fees, Audit-Related Fees and Tax Fees.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to the CEO or the Chief Financial Officer of the Corporation, provided that the estimated fee for any such proposed pre-approved service does not exceed $250,000 on an individual basis or on a cumulative basis in any one quarter. When such threshold is exceeded, pre-approval by the Audit Committee Chair is required. Management is required to report, on a quarterly basis, to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All engagements of the independent registered public accounting firm to perform any audit services and non-audit services after implementation of the pre-approval policy have been pre-approved by the Audit Committee in accordance with the policy. The pre-approval policy has not been waived in any instance. All engagements of the independent registered public accounting firm to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission’s rules.

APPROVAL OF THE WEBSTER FINANCIAL CORPORATION 2021 STOCK INCENTIVE PLAN

(Proposal 4)

The shareholders are being asked to consider and vote upon a proposal to approve the Webster Financial Corporation 2021 Stock Incentive Plan, which amends and restates the Webster Financial Corporation 1992 Stock Option Plan, as amended (the “Plan”). The Board of Directors established the Plan in 1992, and the shareholders originally approved the Plan at the 1992 annual meeting of shareholders. The Plan was amended by the Company’s shareholders in 1994, 1996, 1998, and 2000; was amended and restated in its entirety in April 2001, January 2005, and October 2006; and was further amended in January 2007, April 2007, February 2008, April 2008, February 2010, February 2012, and February 2015. The Plan was most recently amended and restated in April 2016.

In February 2021, upon recommendation by the Compensation Committee, the Board of Directors voted to approve the Plan, subject to shareholder approval at the Annual Meeting, which would, among other things: (i) rename the plan the “Webster Financial Corporation 2021 Stock Incentive Plan”, (ii) increase the total number of shares authorized for issuance under the Plan by 4,000,000 shares (from 13,361,000 shares to 17,361,000 shares), (iii) extend the term of the Plan from April 27, 2026 to April 21, 2031, (iv) remove references to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and (v) add provisions related to Section 409A of the Code (“Section 409A”).

The Board of Directors believes the Plan is vital to attract and retain the best talent in this competitive marketplace. The Board of Directors also believes that equity compensation awards are an important tool to attract, retain, and motivate highly qualified directors, officers, and other key employees, to enable them to acquire a larger personal financial interest in the Company through the acquisition and ownership of Common Stock, and to encourage them to identify with shareholders through stock ownership. As of January 1, 2021, 852,745 shares remained available for future grants of Incentive Awards under the Plan. The Board of Directors has concluded that it is advisable that the Company and its shareholders continue to have equity compensation awards available under the Plan and to continue to have the ability to grant performance-based compensation under the Plan, in each case as a means of attracting and retaining directors, officers, and other key employees.

If our shareholders approve the Plan, the Plan as amended and restated will become effective on the date of the Annual Meeting, which is scheduled for April 22, 2021. If our shareholders do not approve the Plan, the Plan will continue and remain as is, and the Company may continue to grant Incentive Awards under the Plan to the extent there are shares of Common Stock available for issuance under the Plan.

Key Terms of the Plan

As described in more detail below, certain key terms of the Plan, as proposed, include:

Plan Term	If the proposal to extend the term of the Plan is approved by the requisite vote of our shareholders, the Plan will terminate on April 21, 2031.

Administration

The Plan is administered by the Compensation Committee, which consists of two or more directors, all of whom must be “non-employee” directors for purposes of the Exchange Act, and “independent directors” for purposes of the New York Stock Exchange. However, the Board of Directors also retains the authority to amend or terminate the Plan.

Eligible Participants

The Plan provides that Incentive Awards may be granted to any employee of the Company and its subsidiaries and non-employee directors of the Company and its subsidiaries. If shareholders approve the Plan, as of February 1, 2021, approximately 3,335 employees of the Company and its subsidiaries and eight non-employee directors of the Company and its subsidiaries would be eligible to participate in the Plan.

Shares Authorized

If the proposal to amend the Plan to increase the number of shares that may be issued pursuant to the Plan is approved by the requisite vote of our shareholders, 17,361,000 shares will be authorized for issuance under the Plan, which is subject to adjustment to reflect stock splits and similar events.

Dilution Level

If the proposal to amend the Plan to increase the number of shares that may be issued pursuant to the Plan is approved by the requisite vote of our shareholders, the 4,000,000 additional shares will result in a 6.17% dilution level based on the following information as of December 31, 2020: 90.267 million shares issued and outstanding; 852,745 shares available for grant; 288,675 shares subject to options and stock appreciation rights (“SARs”) that are granted but not exercised; and 807,409 shares subject to restricted stock, performance-based stock, and restricted stock unit awards. The Company’s burn rate for the past three years has been between 0.49% and 0.76%.

Award Types

Options, SARs, restricted stock, performance-based stock, and restricted stock units (collectively, “Incentive Awards”). Performance-based stock awards may entitle the grantee to receive unrestricted stock and/or restricted stock upon satisfaction of the applicable performance criteria.

Service Requirement

All Incentive Awards granted from the 2.2 million additional shares approved by the shareholders at the 2003 annual meeting, the 1.6 million approved by the shareholders at the 2007 annual meeting, the 2.6 million additional shares approved by the shareholders at the 2010 annual meeting, the 2.5 million additional shares approved by the shareholders at the 2016 annual meeting and, if approved, the 4.0 million additional shares subject to approval at the Annual Meeting have a minimum one-year service requirement, with exceptions in the case of death or disability.

Award Limits

The maximum number of shares that may be granted under the Plan to any officer or other employee of the Company or any subsidiary as options or SARs in any calendar year is 500,000. The maximum number of shares that may be awarded under the Plan to any officer or other employee of the Company or any subsidiary as restricted stock, performance-based stock, and restricted stock units in any calendar year is 100,000. The maximum aggregate grant date fair market value of Incentive Awards that may be granted under the Plan in any calendar year to any non-employee director may not exceed $250,000.

Prohibitions

•  Repricing of options and SARs is prohibited.

•  Liberal share counting is prohibited (i.e., shares derived from any of the following may not be added back to the Plan’s reserve: (i) shares tendered in payment of an option, (ii) shares withheld for taxes, (iii) shares repurchased by the Company using option proceeds, or (iv) SARs settled in stock when only the shares delivered are counted against the Plan reserve).

•  No option or SAR may be granted below fair market value.

•  All shares are subject to flexible share utilization with full-value awards counting as two shares.

Summary Description of the Material Terms of the Plan

A summary description of the provisions of the Plan, as amended and restated, is set forth below. This summary description is qualified in its entirety by the detailed provisions of the Plan, which is incorporated by reference into this proposal and which is attached as Annex A to this Proxy Statement.

Administration.    The Board of Directors has delegated administration of the Plan to the Compensation Committee, which consists of two or more non-employee and independent directors appointed by the Board of Directors. The Compensation Committee has authority to grant and administer Incentive Awards made with respect to any eligible individuals, including the authority to make subsequent modifications to any such awards consistent with the Plan and to establish performance criteria in connection with any such awards. However, the Board of Directors also retains the authority to amend or terminate the Plan. In addition, the Board of Directors may delegate to any officer of the Company the power and authority to grant Incentive Awards under the Plan to any employee of the Company or any subsidiary, who is employed at a level below Executive Vice President (but not in excess of the aggregate maximum number of shares specified by the Board for such purpose at the time of delegation or the number of shares remaining available for issuance under the Plan). References below to the Compensation Committee include reference to the Board of Directors and/or other delegates of the Board of Directors for those periods when the Board of Directors or such other delegate(s) appointed by the Board of Directors are acting.

Eligibility.    The Plan provides for the grant of options that are intended to qualify as “incentive stock options” under Section 422 of the Code and the regulations promulgated thereunder, as well as nonqualified stock options, SARs, restricted stock, performance-based stock, and restricted stock units to eligible employees and non-employee directors of the Company and its subsidiaries (each a “grantee”).

Common Stock Reserved for Issuance under the Plan.    The stock that may be issued pursuant to Incentive Awards granted under the Plan will be shares of Common Stock, which shares may be treasury shares or authorized but unissued shares. The number of shares of Common Stock that may be issued pursuant to Incentive Awards granted under the Plan will not exceed in the aggregate 17,361,000 shares, which number of shares is subject to adjustment upon changes in the Company’s capitalization. If any Incentive Award expires, terminates, or is terminated for any reason before exercise or vesting in full, the shares of Common Stock that were subject to the unexercised, forfeited, expired, or terminated portion of such Incentive Award will be available for future grants of Incentive Awards under the Plan. Liberal share counting is not permitted under the

Plan, which means that no shares of Common Stock derived from any of the following circumstances may be added to the Plan’s reserve of shares: (i) shares tendered in payment of an option, (ii) shares withheld for taxes, (iii) shares repurchased by the Company using option proceeds, or (iv) SARs settled in Common Stock when only the shares delivered are counted against the Plan reserve.

Award Limitations.    The Plan contains limitations on the maximum number of shares available for issuance with respect to specified types of Incentive Awards. Subject to adjustments for changes in the Company’s capitalization:

•	the maximum number of shares subject to options or SARs that may be granted under the Plan in any calendar year to any officer or other employee will be 500,000 shares;

•

the maximum number of shares subject to restricted stock, performance-based stock, and restricted stock units that may be granted under the Plan in any calendar year to any officer or other employee will be 100,000 shares; and

•	the maximum aggregate grant date fair market value of Incentive Awards that may be granted under the Plan in any calendar year to any non-employee director of the Company may not exceed $250,000.

Service Requirement.    The following Incentive Awards will have a minimum one year service requirement: (1) all SARs and restricted stock units, (2) options, restricted stock, and performance-based stock awards granted (i) from the 2.2 million additional shares approved by the shareholders at the Company’s 2003 annual meeting, (ii) from the 1.6 million additional shares approved by the shareholders at the Company’s 2007 annual meeting, (iii) from the 2.6 million additional shares approved by the shareholders at the Company’s 2010 annual meeting, and (iv) from the 2.5 million additional shares approved by the shareholders at the Company’s 2016 annual meeting and (3) if approved at the Annual Meeting, all Incentive Awards granted from the 4 million additional shares subject to approval at the Annual Meeting.

Options.    The option exercise price under the Plan may not be less than the greater of par value or 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised at any time after grant, except to the extent subject to the minimum one-year service requirement described in the preceding paragraph or as otherwise provided in the particular award agreement. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by a grantee in any calendar year. No option may be granted after the expiration of the term of the Plan on April 21, 2031. Options are non-transferable other than by reason of the death of the grantee, unless otherwise specified in the award agreement (for example, the Company may permit limited transfers of nonqualified stock options for the benefit of immediate family members of grantees to help with estate planning concerns).

Payment for shares purchased under the Plan may be made either in cash or by exchanging shares of Common Stock of the Company with a fair market value equal to the total option exercise price. Options may, if permitted by the particular award agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the grantee, provided that the broker tenders to the Company cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Company may be required to withhold in connection with the exercise of the option.

Stock Appreciation Rights.    A SAR confers on the grantee to whom it is awarded the right to receive, upon exercise, the excess of (i) the fair market value of a share of Common Stock on the date of exercise, as determined in good faith by the Board of Directors, over (ii) the grant price. The grant price of the SAR will be no less than the fair market value of a share of Common Stock on the date of grant. Each SAR will be settled in whole shares of Common Stock, with any fractional share of Common Stock that would result from exercise of the SAR eliminated entirely.

Annual Limit on Awards of Options and SARs.    The maximum number of shares that may be granted as options or SARs to any eligible employee of the Company or any subsidiary under the Plan in any calendar year is 500,000 shares, subject to adjustments for changes in the Company’s capitalization.

Restricted Stock.    Restricted stock is shares of Common Stock awarded to a grantee, subject to forfeiture restrictions based on the grantee’s length of service or other non-performance-based criteria. Unless the Compensation Committee otherwise provides in an award agreement, a grantee of restricted stock will have the right to vote such Common Stock and the right to receive any dividends declared or paid with respect to such Common Stock.

Performance-Based Stock.    Performance-based stock awards are Incentive Awards granted to a grantee which are subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the terms of the Plan, entitle the grantee to receive unrestricted stock and/or restricted stock in a pre-determined amount or an amount determined pursuant to the performance criteria formulation. Unless the Compensation Committee otherwise provides in an award agreement, a grantee of performance-based stock will have the right to vote such Common Stock and the right to receive any dividends declared or paid with respect to such Common Stock.

Restricted Stock Units.    Restricted stock units are rights to receive shares of Common Stock, which may be (i) subject to forfeiture restrictions based on the grantee’s length of service or other non-performance-based criteria (a “time-based restricted stock unit”) or (ii) subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the terms of the Plan, entitle the grantee to receive unrestricted stock and/or restricted stock in a pre-determined amount or an amount determined pursuant to the performance criteria formulation (a “performance-based restricted stock unit,” and together with a time-based restricted stock unit, “restricted stock units”). Grantees of restricted stock units shall have no right to vote any Common Stock promised upon settlement of the restricted stock unit or to vote the restricted stock unit.

Performance Objectives for Performance-Based Stock Awards and Performance-Based Restricted Stock Unit Awards.    The performance objectives for a performance-based stock award or performance-based restricted stock unit award under the Plan must be established in writing by the Compensation Committee before the 90th day after the beginning of any performance period applicable to such Incentive Award. Performance objectives may include, but are not limited to, one or more of the following criteria of the Company:

•	total shareholder return;

•	income;

•	the Common Stock price;

•	earnings per share;

•	return on assets, equity, or investments;

•	operational efficiency;

•	operating profit;

•	operating revenue;

•	operating expenses;

•	loan quality, including without limitation, acceptable, adverse, criticized, past due, nonaccrual, and charge-off criteria, either in absolute terms or relative to loan portfolio or assets;

•	net interest spreads;

•	financial ratings by outside agencies;

•	fee income;

•	capital, including without limitation, capital adequacy, capital regulatory achievements or compliance, and capital surplus;

•	revenue targets;

•	expense targets;

•	market or market segment share or penetration;

•	shareholders equity;

•	assets and liabilities; or

•	any combination of the foregoing.

Performance objectives may include positive results, maintaining the status quo or limiting economic loses. The Compensation Committee may provide in any performance-based stock award or performance-based restricted stock unit award that evaluation of performance may include or exclude any of the following events that occur during a performance period:

•	asset write-downs or loan losses;

•	litigation or claims, judgments, or settlements;

•	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

•	any reorganization or restructuring events or programs or discontinued operations;

•

extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations;

•	acquisitions or divestitures;

•	foreign exchange gains and losses;

•	the impact of shares of Common Stock purchased through share repurchase programs or share offerings;

•	tax valuation allowance reversals; and

•	impairment expense.

Upon attainment of the specified performance objectives (or, to the extent specified by the Compensation Committee, partial attainment of such objectives), the grantee of a performance-based stock award or performance-based restricted stock unit award will be entitled to receive the shares of unrestricted stock and/or restricted stock specified in the grant (or the portion of such shares earned by partial attainment of the objectives, as applicable), except to the extent issuance of such shares of unrestricted stock and/or restricted stock would constitute a violation of law.

Annual Limit on Restricted Stock, Performance-Based Stock, and Restricted Stock Unit Awards.    The maximum number of shares that may be awarded as restricted stock, performance-based stock, and restricted stock units to any eligible employee of the Company or any subsidiary under the Plan in any calendar year is 100,000 shares, subject to adjustments for changes in the Company’s capitalization.

Termination of Service or Employment.    Except as otherwise provided in an award agreement, if a grantee’s employment or service with the Company or its subsidiaries terminates by reason of death or disability:

•

with respect to an employee, his or her options and SARs, whether or not then exercisable, may be exercised at any time subsequent to such termination of employment and before the expiration of the term of the option or SAR unless a different date is otherwise provided in the particular award agreement (but not later than the date the option or SAR would otherwise expire);

•	restricted stock and time-based restricted stock units held by such grantee will fully vest, and the grantee will be entitled to the shares of stock as specified in the grantee’s award agreement; and

•

performance-based stock and performance-based restricted stock units held by such grantee will fully vest if and when the ordinary performance period for the award ends, but only to the extent that the applicable performance criteria are satisfied.

Except as otherwise provided in an award agreement, if a grantee’s employment or service with the Company or its subsidiaries terminates for any reason other than attaining both age 65 and 5 years of continuous service with the Company or a subsidiary (“Normal Retirement”), death, or disability:

•

with respect to an employee, his or her options and SARs will terminate three months after the date of such termination unless a different date is otherwise provided in the particular award agreement (but not later than the date the option or SAR would otherwise expire); provided that if the employee’s employment is terminated without “cause” (as defined in the Plan) prior to full vesting and exercisability of the option or SAR, vesting of the employee’s option or SAR will be prorated based on employment or service through the date of termination;

•

restricted stock and time-based restricted stock units issued to the grantee that are unvested (or with respect to which all applicable restrictions and conditions have not lapsed) will immediately be deemed forfeited unless otherwise provided by the Compensation Committee; except that as provided otherwise in the award agreement and if the grantee’s employment is terminated without “cause” (as defined in the Plan) prior to full vesting and the lapse of all applicable restrictions and conditions, vesting of the grantee’s restricted stock and time-based restricted stock units will be prorated based on employment or service through the date of termination; and

•

performance-based stock and performance-based restricted stock units issued to the grantee that are unvested (or with respect to which all applicable restrictions and conditions have not lapsed) will immediately be deemed forfeited unless otherwise provided by the Compensation Committee; and, except as provided otherwise in the award agreement, if the grantee’s employment is terminated without “cause” (as defined in the Plan) prior to completion of the performance period, the shares of performance-based stock or performance-based restricted stock units granted to the grantee will be eligible to become fully vested if and when the ordinary performance period ends, if, and only to the extent that, the applicable performance criteria are satisfied. To the extent the criteria are satisfied, the shares that actually vest will be prorated based on employment or service through the date of termination.

Except as otherwise provided in an award agreement, if a grantee’s employment or service with the Company or its subsidiaries terminates by reason of Normal Retirement:

his or her options and SARs, whether or not exercisable on the date of termination of employment or service due to normal retirement, may be exercised at any time after such termination and before the expiration of the term of the option or SARs, unless a different date is otherwise provided in the particular award agreement (but not later than the date the option or SAR would otherwise expire).

Except as otherwise provided in an award agreement, restricted stock and time-based restricted stock units that are not performance-based and that are held by such grantee will fully vest on the later of the end of the one-year minimum vesting period or when such grantee becomes eligible for Normal Retirement, and the grantee will be entitled to the shares of Common Stock as specified in his or her award agreement on such date.

Except as otherwise provided in an award agreement, an option or SAR granted to a non-employee director will not terminate until the expiration of the term of the option or SAR regardless of whether the non-employee director continues to serve as a director.

Effect of Certain Corporate Transactions.    A proportionate adjustment will be made in the number and kinds of shares for which Incentive Awards may be granted or which are outstanding under the Plan if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, by reason of any:

•	recapitalization;

•	reclassification;

•	stock split-up;

•	combination of shares;

•	exchange of shares;

•	stock dividend; or

•	other distribution payable in capital stock, or other increase or decrease in such shares, affected without receipt of consideration by the Company.

Any such adjustment in an outstanding option or SAR, however, will be made without a change in the total price applicable to the unexercised portion of the outstanding option or SAR but with a corresponding proportionate adjustment in the per share exercise price or grant price, as applicable.

In the event of a reorganization, merger, or consolidation of the Company in which the Company is the surviving corporation, any Incentive Award will pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Incentive Award would have been entitled immediately following such transaction, and in the case of an option or SAR, with a corresponding proportionate adjustment in the per share exercise price or grant price, as applicable.

The Plan and the Incentive Awards outstanding thereunder will terminate under the following circumstances:

•	upon any dissolution or liquidation of the Company;

•	upon a reorganization, merger, or consolidation in which the Company is not the surviving corporation;

•	upon the sale of substantially all of the assets of the Company to another corporation; or

•

upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Company.

However, the Plan and the Incentive Awards outstanding thereunder will not terminate under the circumstances outlined above and instead will continue in the manner and under the terms so provided to the extent provision is made in writing in connection with such transaction:

•	for the continuation of the Plan;

•	for the assumption of the Incentive Awards; or

•

for the substitution for such Incentive Awards of new options, SARs, restricted stock, performance-based stock, or restricted stock units, as applicable, covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and, in the case of options or SARs, the per share exercise price or grant price.

In the event of such termination of the Plan, unless otherwise explicitly provided in the applicable award agreement, all restrictions on restricted stock, performance-based stock, and restricted stock units will lapse, and the grantee will become the owner outright of the Common Stock, and all outstanding options and SARs will be exercisable in full for 30 days immediately prior to the occurrence of such termination.

Accelerated Vesting Upon Change of Control.     Notwithstanding whether Incentive Awards are assumed or continued in connection with the transaction, Incentive Awards granted prior to February 22, 2012 to eligible individuals who continue to render services to the Company or a subsidiary immediately prior to a “Change of Control” (as defined below) will become fully vested, and, in the case of options and SARs, exercisable, upon the Change of Control. Notwithstanding whether Incentive Awards are assumed or continued in connection with the transaction, Incentive Awards granted on or after February 22, 2012 to eligible individuals who continue to render services to the Company or a subsidiary immediately prior to a “Change of Control” (as defined below) will become fully vested, and, in the case of options and SARs, exercisable, if such individuals (i) are involuntarily terminated by the Company without “Cause” (as defined in the Plan) other than by death or “permanent and total disability” (as defined in the Plan) or (ii) resign for “Good Reason” (as defined in the Plan), in each case within two years following the Change of Control. Performance-based stock and performance-based restricted stock unit awards that become fully vested in accordance with the preceding sentences will vest at the greater of (1) the target level determined under the award agreement or (2) the amount determined as of the day immediately prior to the Change of Control as though such date were the end of the performance period.

In summary, a “Change of Control” means the occurrence of any one or more of the following, subject to the provisions of Section 409A, if applicable:

•

the acquisition by any person of beneficial ownership of 20% or more of either (i) the Company’s then-outstanding shares of Common Stock or (ii) the combined voting power of the Company’s then-outstanding voting securities, but excluding (1) any acquisition directly from the Company, (2) any acquisition by the Company, or (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate;

•

when individuals who, as of April 22, 2021, constitute the Board of Directors (the “incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, where any individual becoming a director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered a member of the incumbent Board, but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors;

•

consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company, unless following such transaction, (i) all or substantially all of the beneficial owners of the Company’s shares of Common Stock or of the combined voting power of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of Common Stock and the combined voting power of the then-outstanding voting securities of the corporation resulting from such transaction in substantially the same proportions as immediately prior to such transaction, (ii) no person (excluding any corporation resulting from such transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such transaction) beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of Common Stock of the corporation resulting from such transaction or the combined voting power of the then-outstanding voting securities of such corporation unless such ownership existed prior to the transaction, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such transaction; or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 409A.    The Incentive Awards are intended to be exempt from Section 409A unless the Board or its delegee determines that an Incentive Award is to be designed to be subject in whole or in part to Section 409A (a “409A Award”). To the extent an Incentive Award is subject to Section 409A, the additional provisions under the Plan applicable to 409A Awards will apply to the Incentive Award.

Amendment and Termination of the Plan.     The Board of Directors may, at any time and from time to time, amend, suspend, or terminate the Plan. However, the Company’s shareholders must approve any amendment to the Plan that would:

•	materially change the requirements as to eligibility to receive Incentive Awards;

•

increase the maximum number of shares of Common Stock in the aggregate for which Incentive Awards may be sold or otherwise awarded (except for adjustments upon changes in the Company’s capitalization);

•	change the minimum exercise price for an option or the minimum grant price for a SAR set forth under the Plan (except for adjustments upon changes in the Company’s capitalization);

•	increase the maximum period during which options or SARs may be exercised;

•	extend the term of the Plan;

•	materially increase the benefits accruing to eligible individuals under the Plan; or

•	change the no-repricing provisions of the Plan.

Unless previously terminated and if such extension of the term is approved at the Annual Meeting, the Plan will terminate automatically at the end of its term on April 21, 2031. No termination, suspension, or amendment of this Plan may, without the consent of the holder of the Incentive Award, impair the rights or obligations under any Incentive Award granted under the Plan (except for adjustments upon changes in the Company’s capitalization or to comply with the requirements of Section 409A).

Transferability of Incentive Awards.     Options and SARs granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise encumbered other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of nonqualified stock options for the benefit of immediate family members of grantees (for example, to help with estate planning concerns). Shares of restricted stock, performance-based stock, and restricted stock units granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise encumbered until the grantee has satisfied all applicable performance objectives and service requirements (if any) imposed as a condition to the vesting of such shares and until the lapse or expiration of all other applicable restrictions and conditions imposed by the Compensation Committee with respect to such shares.

No Repricing.     Except in connection with certain corporate transactions involving the Company, neither the Board of Directors nor the Compensation Committee may (i) amend the terms of outstanding options or SARs to reduce the exercise price or grant price, as applicable, (ii) cancel outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price or grant price, as applicable, that is less than the exercise price or grant price, as applicable, of the original options or SARs, (iii) cancel outstanding options or SARs with an exercise price or grant price, as applicable, above the current fair market value in exchange for cash, other awards, or other securities, or (iv) take any other action that would be treated as a repricing under the rules of the New York Stock Exchange, in each case, unless such action (A) is subject to and approved by the Company’s shareholders or (B) would not be deemed to be a repricing under the rules of the stock exchange on which the Common Stock is listed.

New Plan Benefits

No determination has yet been made as to the awards, if any, that any individuals who would be eligible to participate in the Plan will be granted in the future and, therefore, the benefits to be awarded under the Plan are not determinable.

Summary of U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of Incentive Awards under the Plan for grantees and the Company will depend on the type of Incentive Award granted. The following summary provides only a general description of U.S. federal income tax consequences to certain grants under the Plan. This discussion is intended for the general information of shareholders considering how to vote at the meeting and not as tax guidance to grantees in the Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Tax laws are subject to change.

Incentive Stock Options.     The grant of an option is not a taxable event for the grantee or the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply). If a grantee sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the grantee exercised the incentive stock option and (b) two years from the grant date of the incentive stock option, the grantee generally will recognize long-term capital gain or loss equal to the difference between the amount the grantee received in the disposition and the exercise price of the stock option. The Company and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive stock option, except as discussed below.

If a grantee sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the grantee generally will recognize ordinary income in the year of disposition equal to the excess of the fair market value of our Common Stock on the date of exercise over the exercise price of the incentive stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the grantee’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be. The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to certain reporting requirements and any limits under Section 162(m) of the Code.

Special rules govern the tax treatment of the use of Common Stock to pay the exercise price of an option. Accordingly, to the extent any award agreement permits the use of Common Stock to pay for the exercise price, special rules apply.

Nonqualified Stock Options.     The grant of a nonqualified stock option will not be a taxable event for the grantee or the Company. Upon exercising a nonqualified stock option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified stock option, the grantee will have taxable short-term or long- term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on the disposition and the tax basis of the shares. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to certain reporting requirements and any limits under Section 162(m) of the Code.

Special rules govern the tax treatment of the use of Common Stock to pay the exercise price of an option. Accordingly, to the extent any award agreement permits the use of Common Stock to pay for the exercise price, special rules apply.

Restricted Stock.    A grantee who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize ordinary income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as ordinary income to the grantee and will be taxable in the year the restrictions lapse. To the extent dividends are payable during the restricted period under the applicable restricted share award agreement, any such dividends will be taxable to the grantee at ordinary income tax rates, unless the grantee has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the grantee as dividends and will not be deductible by the Company.

The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to certain reporting requirements and any limits under Section 162(m) of the Code.

Restricted Stock Units.     A grantee who is awarded restricted stock units generally will not recognize any taxable income for U.S. federal income tax purposes in the year of the award. Instead, the grantee will recognize ordinary income at the time the restricted stock units are paid to the grantee as Common Stock in an amount equal to the fair market value of the shares of Common Stock issued to such grantee on the payment date. The subsequent disposition of shares acquired pursuant to a restricted stock unit will result in capital gain or loss (based on the difference between the price received on disposition and the fair market value of the shares of Common Stock at the time of their distribution). The capital gain tax rate will depend on a number of factors, including the length of time the grantee held the shares prior to selling them.

The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to certain reporting requirements and any limits under Section 162(m) of the Code.

Performance-Based Stock.    Performance-based stock awards can be awarded in the form of restricted stock, unrestricted stock or restricted stock units. A grantee will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance-based stock award is granted (for example, when the performance goals are established). For performance-based restricted stock, please refer to the paragraph above entitled “Restricted Stock” for a description of the tax consequences. For other performance-based awards, upon receipt of shares of Common Stock in settlement of a performance-based stock award, the grantee will recognize ordinary income equal to the fair market value of the shares of Common Stock received. The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to certain reporting requirements and any limits under Section 162(m) of the Code.

Stock Appreciation Rights.     A grantee generally will not recognize taxable income upon the grant or vesting of a stock appreciation right. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the grant price and the fair market value of the Common Stock on the date of exercise. The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to certain reporting requirements and any limits under Section 162(m) of the Code.

Section 409A. The Plan is intended to comply with Section 409A to the extent that such section would apply to all or part of any award under the Plan. Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to, and fails to satisfy the requirements of, Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Required Vote

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to approve the Plan.

The Board of Directors recommends a vote FOR approval of the Webster Financial Corporation 2021 Stock Incentive Plan. If not otherwise specified, proxies will be voted FOR approval.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Company’s equity compensation plans as of December 31, 2020.

Plan Category[1]	Number of shares to be issued upon exercise of outstanding awards	Weighted-average exercise price of outstanding awards ($)	Number of shares remaining available for future issuance under equity compensation plans
	(a)	(b)	(c)
Equity compensation plans approved by security holders	410,701	$23.35	852,745
Equity compensation plans not approved by security holders[2]	-	-	-

Total	410,701	$23.35	852,745

[1]	This table does not include the 4,000,000 shares to be reserved for issuance under the Plan if shareholders approve the Plan at the Annual Meeting.

[2]	The Company does not have any equity compensation plans that have not been approved by shareholders.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR INCLUSION IN PROXY STATEMENT

Any proposal which a Webster shareholder wishes to have included in Webster’s Proxy Statement and form of proxy relating to Webster’s 2022 Annual Meeting of Shareholders under Rule 14a-8 of the SEC must be received by Webster’s Secretary at 145 Bank Street, Waterbury, Connecticut 06702 by November 19, 2021. Nothing in this paragraph shall be deemed to require Webster to include in its Proxy Statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any other proposal for consideration by shareholders at Webster’s 2022 Annual Meeting of Shareholders must be delivered to, or mailed to and received by, the Secretary of Webster not less than 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days’ notice or prior public disclosure of the meeting date to shareholders.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors,

John R. Ciulla
Chairman, President and Chief Executive Officer

Waterbury, Connecticut

March 19, 2021

Annex A

WEBSTER FINANCIAL CORPORATION

2021 STOCK INCENTIVE PLAN

(amending and restating the 1992 Stock Option Plan, effective April 22, 2021)

Webster Financial Corporation (the “Corporation”) sets forth herein the terms of this 2021 Stock Incentive Plan (the “Plan”), which amends the name of the plan from the 1992 Stock Option Plan to the 2021 Stock Incentive Plan and also amends and restates the plan as follows:

1.	PURPOSE.

The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries (“Subsidiaries”), and will encourage such eligible individuals to remain in the employ or service of the Corporation or that of one or more of its Subsidiaries. To this end, the Plan provides for the grant of stock options (“Options”), stock appreciation rights (“SARs”), Restricted Stock (as defined in Section 6(b)), Performance-Based Stock (as defined in Section 6(c)) and Stock Units (as defined in Section 6(e)) to eligible individuals. Options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. Grants of Options, SARs, Restricted Stock, Performance-Based Stock and Stock Units under the Plan are referred to collectively as “Incentive Awards.” The agreements or other documents setting out the terms of such grants are referred to collectively as “Award Agreements.” An Award Agreement may, from time to time, be issued as a grant notice (“Grant Notice”).

2.	ADMINISTRATION.

(a)    Board. The Plan shall be administered by the Board of Directors of the Corporation (the “Board”), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Incentive Award granted or Award Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Incentive Award granted or Award Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or by unanimous consent of the Board executed in writing in accordance with the Corporation’s Certificate of Incorporation and By-Laws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Incentive Award granted or Award Agreement entered into hereunder shall be final and conclusive.

(b)    Committee. The Board may from time to time appoint a committee to administer the Plan (the “Committee”) consisting of two or more members of the Board who qualify in all respects as (i) “non-employee directors” as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 as now in effect or as hereafter amended (the “Exchange Act”) and (ii) “independent directors” in accordance with the rules of the stock exchange on which the Stock is listed. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of the Corporation and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Corporation’s Certificate of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

(c)    Designated Officer. In addition to delegation to the Committee, the Board may delegate to any officer of the Corporation (the “Designated Officer”) the power and authority to grant Incentive Awards under the Plan to any employee of the Corporation or any Subsidiary, who is employed at a level below Executive Vice President; provided, however, that the Designated Officer shall not grant Incentive Awards covering Stock in excess of the aggregate maximum number of shares of Stock specified by the Board for such purpose at the time of delegation to such officer (or in excess of the number of shares of Stock remaining available for issuance under the Plan pursuant to Incentive Awards).

(d)    Delegation to the Committee or the Designated Officer. In the event that the Plan or any Incentive Award granted or Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee or the Designated Officer if the power and authority to do so has been delegated to the Committee or the Designated Officer, respectively, by the Board as provided for in Section 2(b) or Section 2(c) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee or the Designated Officer shall be final and conclusive.

(e)    No Liability. No member of the Board or of the Committee nor any Designated Officer shall be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted or Award Agreement entered into hereunder.

3.	STOCK.

The stock that may be issued pursuant to Incentive Awards granted under the Plan shall be shares of Common Stock, par value $0.01 per share, of the Corporation (the “Stock”), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Incentive Awards granted under the Plan shall not exceed in the aggregate 17,361,000 shares. Of the aggregate shares, 4,000,000 resulted from an increase in the prior share pool, approved by the Board on February 23, 2021, subject to approval by the shareholders of the Corporation at the Corporation’s 2021 annual meeting. The number of shares so reserved is subject to adjustment as hereinafter provided in Section 17 below. On and after February 26, 2010, all shares remaining or again becoming available for issuance may be used to cover any type of Incentive Award. Prior to February 26, 2010, of the aggregate shares, the Plan included limitations on the number of shares that could be issued as Restricted Stock or Performance-Based Stock.

Shares of Stock covered by an Incentive Award shall be counted against the share pool as of the date of grant. Any shares that are subject to Restricted Stock, Performance-Based Stock, Stock Unit or any other full value award shall be counted against the share pool limit set forth in the preceding paragraph as two (2) shares for every one (1) share subject to an Incentive Award. Any shares of Stock that are subject to any Incentive Award other than a Restricted Stock, Performance-Based Stock, Stock Unit or other full value award shall be counted against the limit set forth in the preceding paragraph as one (1) share for every one (1) share subject to an Incentive Award. If any Incentive Award expires, terminates, or is terminated for any reason before exercise or vesting in full, the shares of Stock that were subject to the unexercised, forfeited, expired or terminated portion of such Incentive Award shall be available for future grants of Incentive Awards under the Plan. Notwithstanding any provision of the Plan to the contrary, liberal share counting is not permitted under the Plan such that no shares of Stock derived from any of the following circumstances may be added to the Plan’s reserve of shares: (i) shares tendered in payment of an Option, (ii) shares withheld for taxes, (iii) shares repurchased by the Corporation using Option proceeds, or (iv) SARs settled in Stock when only the shares delivered are counted against the Plan reserve.

4.	ELIGIBILITY.

(a)    Employees and Subsidiary Directors. Incentive Awards may be granted under the Plan to any employee of the Corporation or any Subsidiary (including any such employee who is an officer or director of the

Corporation or any Subsidiary) or to any directors of a Subsidiary who are not officers or employees of the Corporation or any Subsidiary (“Subsidiary Directors”) as the Board shall determine and designate from time to time before expiration or termination of the Plan. (An eligible individual who receives an Incentive Award under the Plan shall be referred to as a “Grantee.”) The maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 500,000 shares (subject to adjustment as provided in Section 17 hereof). The maximum number of shares of Stock that can be awarded under the Plan as Restricted Stock, Performance-Based Stock and Stock Units to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 100,000 shares (subject to adjustment as provided in Section 17 hereof).

(b)    Non-Employee Directors. Effective April 26, 2001, directors of the Corporation who are not officers or other salaried employees of the Corporation or any Subsidiary thereof (“Non-Employee Directors”) shall be eligible to become Grantees under the Plan. Effective April 28, 2016, during any calendar year, no Non-Employee Director may receive Incentive Awards with an aggregate grant date Fair Market Value (computed as of the grant date in accordance with applicable financial accounting rules) in excess of $250,000.

An individual may hold more than one Incentive Award, subject to such restrictions as are provided herein.

5.	EFFECTIVE DATE AND TERM OF THE PLAN.

(a)    Effective Date. The Plan was originally effective as of March 23, 1992. The Plan has been previously restated four times effective April 26, 2001, January 31, 2005, October 23, 2006, and April 28, 2016, respectively. The Plan now is amended and restated effective April 22, 2021, subject to approval by the shareholders of the Corporation on such date, and shall be applicable to Incentive Awards granted on or after that date.

(b)    Term. The Plan shall terminate on April 21, 2031.

6.	GRANT OF INCENTIVE AWARDS.

(a)    Options. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the corresponding provision of any subsequently enacted tax statute (the “Code”). The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted; provided that the date on which the Grantee first renders services to the Corporation or a Subsidiary (the “Hire Date”) shall be the grant date if the Hire Date is later than the date on which the Board approves the grant. No Option may be exercisable after the date of grant prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. The Board shall account for which Options were granted from the increased shares in its sole and complete discretion.

(b)    Restricted Stock Awards. For purposes of the Plan, “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to this Section 6(b), which are subject to forfeiture restrictions based on the Grantee’s length of service or other non-performance-based criteria. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee shares of Restricted Stock. Except with respect to Restricted Stock issued upon fulfillment of the performance criteria for Performance-Based Stock, no Restricted Stock award may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the

Grantee. Each grant of Restricted Stock shall be affected by the execution of an Award Agreement setting out the terms and conditions applicable thereto and by the issuance of shares of Restricted Stock.

Upon attainment of the vesting requirements (or, to the extent specified by the Board, partial attainment of such requirements), the Grantee of a Restricted Stock award shall be entitled to the shares of Stock specified in the grant (or the portion of such shares earned by partial attainment of the requirements, as applicable) free of restrictions, except as set out in Section 15. Upon the failure of the Grantee to pay the price specified for the shares within the time set by the Board at the time of the grant or upon termination of the Grantee’s employment without the Grantee having satisfied the service requirement specified at the time of grant, except as shall otherwise have been specified in the Award Agreement at the time of grant or in an amendment thereto, the shares of Restricted Stock (or appropriate portion thereof) shall be forfeited and shall again be available for re-grant under the terms of the Plan. The Board may require that the certificates evidencing the grant of shares of Restricted Stock hereunder be held by an officer of the Corporation until such restrictions have expired. The Board may also cause a legend to be placed on such certificates making appropriate reference to the restrictions to which the shares are subject. Unless the Board otherwise provides in an Award Agreement, Grantees of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board shall determine the amount, form, timing and other terms regarding payment of such dividends. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock.

(c)    Performance-Based Stock Awards. For purposes of the Plan, “Performance-Based Stock” means an Incentive Award granted to a Grantee pursuant to this Section 6(c), which is subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the additional terms and conditions of this paragraph and the Plan generally, entitle the Grantee to receive Stock and/or Restricted Stock in a pre-determined amount or an amount determined pursuant to the performance criteria formulation. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee an Incentive Award of Performance-Based Stock. No Performance-Based Stock may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. Each grant of Performance-Based Stock shall be affected by the execution of an Award Agreement setting out the terms and conditions applicable thereto and, in the Board’s discretion, all or a portion of the shares of Stock subject to the Performance-Based Stock award may be issued at the time of grant subject to the applicable performance objectives.

The applicable performance objectives for a Performance-Based Stock award shall be established in writing by the Board before the ninetieth day after the beginning of any performance period applicable to such award. Performance objectives may include, but are not limited to, on one or more of the following criteria: (i) total shareholder return, (ii) income, (iii) the Stock price, (iv) earnings per share, (v) return on assets, equity or investments, (vi) operational efficiency, (vii) operating profit, (viii) operating revenue, (ix) operating expenses, (x) loan quality, including without limitation acceptable, adverse, criticized, past due, nonaccrual, and charge-off criteria, either in absolute terms or relative to loan portfolio or assets, (xi) net interest spreads, (xii) financial ratings by outside agencies, (xiii) fee income, (xiv) capital, including without limitation capital adequacy, capital regulatory achievements or compliance, and capital surplus, (xv) revenue targets, (xvi) expense targets, (xvii) market or market segment share or penetration, (xviii) shareholders equity, (xix) assets and liabilities, or (xx) any combination of the foregoing.

Performance objectives may include positive results, maintaining the status quo or limiting economic losses. The Board may provide in any Performance-Based Stock award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs or loan losses; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs or discontinued operations; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs or share offerings; (i) tax valuation allowance reversals; and (j) impairment expense.

Upon attainment of the specified performance objectives (or, to the extent specified by the Board, partial attainment of such objectives), the Grantee of a Performance-Based Stock award shall be entitled to the shares of Stock and/or Restricted Stock specified in the grant (or the portion of such shares earned by partial attainment of the objectives, as applicable), except as set out in Section 15. Upon the failure of the Grantee to pay the price specified for the shares within the time set by the Board at the time of the grant or upon the expiration of the specified period for attaining performance objectives without such objectives having been achieved, except as shall otherwise have been specified in the Award Agreement at the time of grant or in an amendment thereto, the shares of Performance-Based Stock (or appropriate portion thereof) shall be forfeited and shall again be available for re-grant under the terms of the Plan. The Board may require that the certificates evidencing the grant of shares of Performance-Based Stock hereunder be held by an officer of the Corporation until the applicable performance objectives have been attained. The Board may also cause a legend to be placed on such certificates making appropriate reference to the conditions to which the shares are subject. Unless the Board provides otherwise in an Award Agreement, with respect to Stock treated as issued subject to attainment of performance criteria, Grantees shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board shall determine the amount, form, timing and other terms regarding payment of any such dividends. The Board may provide that any dividends paid on Performance-Based Stock must be reinvested in shares of Stock, which may or may not be subject to the same conditions applicable to such Performance-Based Stock.

(d)    Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee a SAR. A SAR shall confer on the Grantee to whom it is awarded the right to receive, upon exercise, the excess of (i) the Fair Market Value of a share of Stock on the date of exercise (determined in good faith by the Board), over (ii) the grant price. Each grant of a SAR shall be affected by execution of an Award Agreement setting out the terms and conditions applicable thereto. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be no less than the Fair Market Value of a share of Stock on the date of grant. The date on which the Board approves the award of a SAR shall be considered the date of grant. No SAR may be exercisable after the date of grant prior to the completion of a minimum of one year of service for the Corporation from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. Each SAR shall be settled in whole shares of Stock, with any fractional share of Stock that would result from exercise of the SAR eliminated entirely.

(e)    Stock Units. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee a Stock Unit. For purposes of the Plan, the term “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to this Section 6(e), which is subject to forfeiture restrictions as determined by the Board and provided in the related Award Agreement. Stock Units shall be awarded on terms and conditions that otherwise would be permitted under the Plan to apply to Restricted Stock or Performance-Based Stock; provided, however, that holders of Stock Units shall have no right to vote any Stock promised upon settlement of the Stock Unit or to “vote” the Stock Unit. No Stock Unit may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Corporation’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. The Board shall determine the amount, form, timing and other terms regarding payment of such dividends. The Board may provide that any dividends paid on Stock Units must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Stock Units. A holder of

Stock Units shall have no rights other than those of a general creditor of the Corporation. Stock Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Award Agreement.

(f)    Deferral. Subject to the provisions of Section 22 below, the Board may establish rules and procedures setting forth the circumstances under which distribution or the receipt of Stock and other amounts payable with respect to an Incentive Award shall be deferred either automatically or at the election of the Grantee and whether and to what extent the Corporation shall pay or credit amounts constituting interest (at rates determined by the Board) or dividends or deemed dividends on such deferrals.

7.	LIMITATION ON INCENTIVE STOCK OPTIONS.

An Option shall constitute an Incentive Stock Option only (i) if the Option is awarded to an eligible individual who is an employee of the Corporation or any Subsidiary of the Corporation; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year (under the Plan and all other plans of the Grantee’s employer corporation and its parent and subsidiary corporations within the meaning of Code Section 422(d)) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.	AWARD AGREEMENTS.

(a)    General. All Incentive Awards granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an award of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed non-qualified stock options. To the extent an Award Agreement is issued in the form of a Grant Notice which omits the specific terms governing the Incentive Award, the standard provisions set forth in the Plan shall apply. In particular, under any such Grant Notice, the terms set forth in Sections 6, 10, 11, 12, and 13, respectively, shall apply to (i) the term and exercisability of the Option or SAR or time and form of vesting and payment of other Incentive Awards; (ii) the transferability of the Option or SAR; (iii) the effect of termination of service or employment; or (iv) the rights in the event of death, disability or termination of employment of an employee on or after attainment of both age 65 and 5 years of continuous service with the Corporation or a Subsidiary (“Normal Retirement”).

(b)    “Clawback” Provisions. Any Incentive Award granted pursuant to the Plan is subject to mandatory repayment by the Grantee to the Corporation to the extent the Grantee is, or in the future becomes, subject to any Corporation “clawback” or recoupment policy that requires the repayment by the Grantee to the Corporation of compensation paid by the Corporation to the Grantee in the event the payment was based on results of a materially inaccurate financial statements or was based on materially inaccurate performance criteria, or in the event the Grantee fails to comply with, or otherwise violates, the terms of requirements of such policy.

(c)    No Repricing. Notwithstanding anything in the Plan to the contrary, the Board shall not have the authority (i) to amend the terms of outstanding Options or SARs to reduce the Option Price or grant price, as applicable, of any outstanding Option or SAR, (ii) to cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or grant price, as applicable, that is less than the Option Price or grant price, as applicable, of the original Options or SARs, (iii) to cancel outstanding Options or SARs with an Option Price or grant price, as applicable, above the current Fair Market Value in exchange for cash, other awards, or other securities, or (iv) to take any other action that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, unless such action (A) is subject to and approved by the Corporation’s shareholders or (B) would not be deemed to be a repricing under the rules of the stock exchange on which the Stock is listed; provided, that nothing in this Section 8(c) is intended to prevent appropriate adjustments to be made to outstanding awards, without shareholder approval, pursuant to Section 17.

(d)    Electronic Transmissions, Documents and Signatures. Subject to limitations under applicable law, the Board (or its designee, which may be a third party) is authorized in its discretion to issue Incentive Awards and Award Agreements and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Grantees by electronic or similar means, including, without limitation, transmissions through electronic mail or specialized software, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan. Subject to any requirements imposed by the Board, any signatures or acknowledgments may be made in electronic format. The Corporation may issue any Stock in book-entry or electronic format.

9.	OPTION PRICE.

The purchase price of each share of the Stock subject to an Option (the “Option Price”) shall be fixed by the Board and stated in each Award Agreement, and shall be not less than the greater of par value or 100 percent of the Fair Market Value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the Fair Market Value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq National Market, or otherwise is publicly traded in an established securities market, in determining the Fair Market Value of the Stock, the Board shall use the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

No Option granted under the Plan shall be amended or modified so as to reduce the Option Price of such Option and no other action shall be taken to reprice any Option if such amendment, modification or other repricing would result in a charge against the earnings of the Corporation or any of its affiliates.

10.	TERM AND EXERCISE OF OPTIONS AND SARS.

(a)    Term. Subject to Sections 12 and 13 below, each Option or SAR granted under the Plan shall terminate and all rights to acquire shares thereunder shall cease upon the expiration of 10 years from the date such Option or SAR is granted, or on such earlier date as explicitly stated in the Award Agreement; provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to stock ownership of more than 10 percent), an Option granted to such Grantee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

(b)    Exercisability Period and Limitations on Exercise. Subject to Sections 6(a) and 6(d), as applicable, each Option or SAR shall vest and become exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option or SAR, as the Board shall determine and set forth in the Award Agreement relating to such Option or SAR; provided, however, that to the extent the Option or SAR is awarded pursuant to a Grant Notice, and subject to Sections 6(a) and 6(d), as applicable, the Option or SAR shall then vest in equal annual installments ratable on each vesting date stated in the Grant Notice or, if the Grant Notice provides for cliff vesting, on the last day of the vesting period, subject to the continued service of the Grantee on each vesting date or, in the case of cliff vesting, the vesting date, such that, except as provided otherwise in Section 12 or Section 17, any portion of an Option or SAR not yet vested or exercisable as of the date the Grantee ceases to provide continuous services to the Corporation or a Subsidiary, shall be forfeited and shall not in the future become exercisable. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option or SAR may not be exercised in whole or in part for any period or periods of time during which such Option or SAR is outstanding; provided, however, that any such limitation on the exercise of an Option or SAR may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option or SAR, so as to accelerate the time at which the Option or SAR may be exercised. Each Option or SAR granted to Non-Employee Directors or Subsidiary Directors shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on the date of grant and ending on the expiration or termination of the Option or SAR as set forth in the Award Agreement.

(c)    Method of Option Exercise. Except to the extent electronic exercise has been authorized under Section 8(d), an Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value (determined in the manner described in Section 9 above) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). Unless the Award Agreement provides otherwise, payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount, if any, of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. If the person exercising the Option is not the Grantee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates, which may be in book-entry or electronic form, evidencing his ownership of such shares. A separate Stock certificate or certificates, which may be in book-entry or electronic form, shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 17 below, no adjustment shall be made for dividends or other rights for which the record date is before the date of such issuance.

11.	TRANSFERABILITY OF INCENTIVE AWARDS.

(a)    Restricted Stock, Performance-Based Stock and Stock Units. No shares of Restricted Stock, Performance-Based Stock or Stock Units shall be sold, transferred, assigned, pledged or otherwise encumbered until the Grantee has satisfied all applicable performance objectives, if any, and service requirements, if any, imposed as a condition to the vesting of such shares and until the lapse or expiration of all other applicable restrictions and conditions imposed by the Board with respect to such shares.

(b)    SARs. During the lifetime of a Grantee to whom a SAR is granted, only such Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise such SAR. No SAR shall be sold, transferred, assigned, pledged or otherwise encumbered by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

(c)    Options. During the lifetime of a Grantee to whom an Incentive Stock Option is granted, only such Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise such Incentive Stock Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and provided the Award Agreement sets forth this provision explicitly, the Board, subject to the terms and conditions of the Plan, may in its sole discretion permit a Grantee to transfer not for value all or part of an Option that is not intended to constitute an Incentive Stock Option to a Family member or a Family Trust, provided that the transferee shall enter into a written agreement to be bound by the terms of the Plan and the Award Agreement and any subsequent transfer of the Option or shares of Stock shall be subject to the transfer restrictions set out in the Plan. A transfer to an entity in which more than 50% of the voting interests are owned by Family members (or the Grantee) in exchange for an interest in that entity, shall be considered to be “not for value” for this purpose. For this purpose, “Family” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Grantee, including adoptive relationships, or any person sharing the Grantee’s household (other than a tenant or employee), and “Family Trust” means a trust in which members of the Grantee’s Family have more than 50% of the beneficial interest, a foundation in which members of the Grantee’s Family (and/or the Grantee) control the management of assets, and any other entity in which a member of the Grantee’s Family (and/or the Grantee) owns more than 50% of the voting interests.

12.	TERMINATION OF SERVICE OR EMPLOYMENT.

(a)    Employees. With respect to an Option or SAR, upon the termination of the employment or service of the Grantee (other than a Subsidiary Director or Non-Employee Director) with the Corporation or a Subsidiary, other than by reason of the death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)) or after the Grantee’s attainment of Normal Retirement, except as provided in the applicable Award Agreement, any Option or SAR granted pursuant to the Plan shall terminate three months after the date of such termination of employment or service, unless earlier terminated pursuant to Section 10(a) above, and such Grantee shall have no further right to purchase shares of Stock pursuant to such Option or to settle the SAR; provided, however, that, subject to Sections 6(a) and 6(d), in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without “Cause,” and this termination occurs prior to full vesting and exercisability of the Option or SAR, the portion of the Grantee’s Option or SAR considered vested and exercisable shall be determined by multiplying the number of shares of Stock subject to the Option or SAR by a fraction, the numerator of which is the number of full calendar months during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of months of service required to achieve full vesting and exercisability. For purposes of this Section 12(a), “Cause” shall mean termination because of the Grantee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, material breach of any provision of any employment agreement between the Grantee and the Corporation or any Subsidiary, or a definitive determination that the Grantee’s job performance is unsatisfactory pursuant to the written performance review procedures of the Corporation or any Subsidiary. Furthermore, in the event of a Grantee’s death during the period following the Grantee’s termination of employment or service under this Section 12(a), the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such Grantee’s death and before termination of the Option as provided in Section 10(a) above, to exercise any Option held by such Grantee at the date of such Grantee’s death, subject to any installment limitation on exercise imposed pursuant to Section 10(b) above or above in this Section 12(a), as applicable. Notwithstanding the preceding provisions of this Section 12(a), with respect to a Grantee whose employment terminates without “Cause,” the Board may provide, in its discretion, by inclusion of appropriate language in an Award Agreement at the time of grant or later, that in the event of termination of employment or service of the Grantee with the Corporation and Subsidiaries Options or SARs held by the Grantee shall not terminate for a specified period longer than stated above (but not extending beyond termination of the Option or SAR as provided in Section 10(a) above), either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.

With respect to an award of Restricted Stock or an award of Stock Units which are not subject to the attainment of pre-established performance goals over a performance period, upon the termination of the employment or service of a Grantee with the Corporation or a Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)) or after the Grantee’s attainment of Normal Retirement, any Restricted Stock issued to such Grantee or Stock Units issued to such Grantee and not subject to the attainment of pre-established performance goals over a performance period that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise; provided, however, that, subject to Sections 6(b) and 6(e) and except as provided otherwise in the Award Agreement, in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without “Cause” (as defined above) and this termination occurs prior to full vesting and the lapse of all applicable restrictions and conditions, the vested portion of the Grantee’s Restricted Stock or Stock Units not subject to the attainment of pre-established performance goals over a performance period shall be determined by multiplying the number of shares of Restricted Stock or Stock Units not subject to the attainment of pre-established performance goals over a performance period subject to the award by a fraction, the numerator of which is the number of full calendar months during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of months of service required to achieve full vesting and the lapse of all applicable restrictions and conditions.

With respect to an award of Performance-Based Stock or an award of Stock Units which is subject to the attainment of pre-established performance goals over a performance period, upon termination of the employment or service of a Grantee with the Corporation or a Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)), any Performance-Based Stock issued to such Grantee or Stock Units issued to such Grantee which are subject to the attainment of pre-established performance goals over a performance period that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise; provided, however, that, subject to Sections 6(c) and 6(e), and except as provided otherwise in the Award Agreement, in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without “Cause” (as defined above) and this termination occurs prior to completion of the performance period, shares of Performance-Based Stock granted to such Grantee or Stock Units granted to such Grantee subject to the attainment of pre-established performance goals over a performance period shall be eligible to become fully vested if and when the ordinary performance period ends, provided, and only to the extent that, the applicable performance criteria are satisfied. To the extent the criteria are satisfied, the shares that actually shall vest shall be the number of shares issuable upon the attained level of performance multiplied by a fraction, the numerator of which is the number of full calendar months during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of months of service required to achieve full vesting of the Performance-Based Stock or Stock Unit award.

Upon forfeiture of Restricted Stock, Performance-Based Stock or Stock Units, the Grantee shall have no further rights with respect to such Restricted Stock, Performance-Based Stock or Stock Units, including but not limited to any right to vote Restricted Stock or Performance-Based Stock or any right to receive dividends with respect to such shares of Restricted Stock or Performance-Based Stock or Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service with the Corporation or a Subsidiary shall not be deemed to occur if immediately thereafter the Grantee is employed with the Corporation or any Subsidiary or is serving as a Subsidiary Director or Non-Employee Director.

(b)    Non-Employee Directors and Subsidiary Directors. Any Option or SAR granted to a Non-Employee Director or Subsidiary Director shall not terminate until the expiration of the term of the Option or SAR regardless of whether the Non-Employee Director or Subsidiary Director continues to serve as a director of the Corporation or a Subsidiary, unless earlier terminated pursuant to Section 10(a) above; provided, however, that the Board may provide, by inclusion of appropriate language in an Award Agreement, that a Grantee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of service of the Grantee with the Corporation as a Non-Employee Director or with a Subsidiary as a Subsidiary Director, exercise an Option or SAR, in whole or in part, within a specified period of time subsequent to such termination of service and before termination of the Option or SAR as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b)above.

13.	RIGHTS IN THE EVENT OF DEATH, DISABILITY OR RETIREMENT.

(a)    Death of an Employee. If a Grantee (other than a Non-Employee Director or Subsidiary Director) dies while employed by the Corporation or a Subsidiary, except as provided otherwise in the applicable Award Agreement, the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such Grantee’s death and before termination of the Option or SAR as provided in Section 10(a) above, to exercise any Option or SAR held by such Grantee at the date of such Grantee’s death, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. If a Grantee dies while employed by the Corporation or a Subsidiary, except as provided otherwise in the applicable Award Agreement, all shares of Restricted Stock granted to such Grantee and all Stock Units granted to such Grantee which are not subject to the attainment of pre-established performance goals over a performance period shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate. If a Grantee dies while employed by the Corporation or a Subsidiary, except as provided otherwise in the applicable Award Agreement, shares of Performance-Based Stock granted to such Grantee and Stock Units granted to such Grantee which are subject to the attainment of pre-established performance goals over a performance period shall fully vest if and when the ordinary performance period for the Incentive Award ends, provided, and only to the extent that, the applicable performance criteria are satisfied. The preceding sentence also applies to any Restricted Stock otherwise issuable in connection with such Performance-Based Stock. The shares of Stock deliverable in accordance with the terms of this Section 13(a) shall be delivered to the executors, administrators, legatees or distributees of the Grantee’s estate.

(b)    Disability of an Employee. If a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of the “permanent and total disability” (within the meaning of Code Section 22(e)(3)) of such Grantee, except as provided otherwise in the applicable Award Agreement, then such Grantee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such termination of employment or service and before termination of the Option or SAR as provided in Section 10(a) above, to exercise, in whole or in part, any such Option or SAR held by such Grantee at the date of such termination of employment or service, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. If a Grantee terminates employment or service with the Corporation or a Subsidiary by reason of “permanent and total disability” (as defined above), except as provided otherwise in the applicable Award Agreement, all shares of Restricted Stock granted to such Grantee and all Stock Units granted to such Grantee which are not subject to the attainment of pre-established performance goals over a performance period shall fully vest upon such termination of employment. If a Grantee terminates employment or service with the Corporation or a Subsidiary by reason of “permanent and total disability” (as defined above), except as provided otherwise in the applicable Award

Agreement, shares of Performance-Based Stock granted to such Grantee and Stock Units granted to such Grantee which are subject to the attainment of pre-established performance goals over a performance period shall fully vest if and when the ordinary performance period for the Incentive Award ends, provided, and only to the extent that, the applicable performance criteria are satisfied. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

(c)    Death or Disability of a Non-Employee Director or Subsidiary Director. Any Option or SAR granted to a Non-Employee Director or Subsidiary Director shall not terminate until the expiration of the term of the Option or SAR regardless of whether the Non-Employee Director or Subsidiary Director continues to serve as a director of the Corporation or Subsidiary, unless earlier terminated pursuant to Section 10(a) above; provided, however, that the Board may provide, by inclusion of appropriate language in an Award Agreement, that a Grantee (or, in the event of the death of the Grantee, the executors or administrators or legatees or distributees of such Grantee’s estate) may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of service of the Grantee with the Corporation as a Non-Employee Director or Subsidiary Director because of death or disability, exercise an Option or SAR, in whole or in part, within a specified period of time subsequent to such termination of service and before termination of the Option or SAR as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.

(d)    Normal Retirement of an Employee. Subject to Sections 6(a) and 6(d), as applicable, if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement of such Grantee, except as provided otherwise in the applicable Award Agreement, then such Grantee shall have the right, at any time after such termination of employment or service and before termination of the Option or SAR as provided in Section 10(a) above, to exercise, in whole or in part, any Option or SAR held by such Grantee at the date of such termination of employment or service, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Subject to Section 6(b), if a Grantee (other than a Non-Employee Director or Subsidiary Director) is or becomes eligible for Normal Retirement, except as provided otherwise in the applicable Award Agreement and subject to the provisions of the Plan unrelated to Normal Retirement, then the restrictions on such Grantee’s Restricted Stock which are not subject to the attainment of pre-established performance goals over a performance period shall lapse upon the later of (i) the date following the last day of the one-year minimum vesting period required in Section 6(b) or (ii) the date the Grantee becomes eligible for Normal Retirement, and the Grantee shall be entitled to the shares of Stock as specified in the Grantee’s Award Agreement on such date. Subject to Section 6(e), if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement of such Grantee, except as provided otherwise in the applicable Award Agreement, then the restrictions on such Grantee’s Stock Units which are not subject to the attainment of pre-established performance goals over a performance period shall lapse and the Grantee shall be entitled to the shares of Stock as specified in the Grantee’s Award Agreement. Subject to Sections 6(c) and 6(e) and notwithstanding any provision to the contrary in the Plan, except as provided otherwise in the applicable Award Agreement, if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment with the Corporation or a Subsidiary by reason of Normal Retirement, shares of Performance-Based Stock granted to such Grantee or Stock Units granted to such Grantee which are subject to the attainment of pre-established performance goals over a performance period shall fully vest if and when the ordinary performance period for the award ends, provided, and only to the extent that, the applicable performance criteria are satisfied.

14.	USE OF PROCEEDS.

The proceeds received by the Corporation from the sale of Stock pursuant to Incentive Awards granted under the Plan shall constitute general funds of the Corporation.

15.	REQUIREMENTS OF LAW.

The Corporation shall not be required to sell or issue any shares of Stock under any Incentive Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Incentive Award or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 as now in effect or as hereafter amended (the “Securities Act”), upon exercise of any Option or SAR, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option or SAR, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option or SAR may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive.

16.	AMENDMENT AND TERMINATION OF THE PLAN.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Incentive Awards have not been granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, (a) materially change the requirements as to eligibility to receive Incentive Awards; (b) increase the maximum number of shares of Stock in the aggregate that may be sold or otherwise awarded pursuant to Incentive Awards granted under the Plan (except as permitted under Section 17 hereof); (c) change the minimum Option Price set forth in Section 9 hereof or the minimum grant price for a SAR set forth in Section 6(d) hereof (except as permitted under Section 17 hereof); (d) increase the maximum period during which Options or SARs may be exercised; (e) extend the term of the Plan; or (f) materially increase the benefits accruing to eligible individuals under the Plan. Except as permitted under Section 17 and 22 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Incentive Award, impair rights or obligations under any Incentive Award theretofore granted under the Plan. No amendment will be made to the no-repricing provisions of Section 8(c) without the approval of the Corporation’s shareholders.

17.	EFFECT OF CHANGES IN CAPITALIZATION.

(a)    Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares affected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kinds of shares for which Incentive Awards may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Incentive Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Incentive Award immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or grant price payable with respect to shares subject to the unexercised portion of the Option or SAR outstanding, but shall include a corresponding proportionate adjustment in the Option Price or grant price per share.

(b)    Reorganization in Which the Corporation Is the Surviving Corporation. Subject to Subsection (c) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, or consolidation of the Corporation with one or more other corporations, any Incentive Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Incentive Award would have been entitled immediately following such reorganization, merger or consolidation, and, in the case of an Option or SAR, with a corresponding proportionate adjustment of the Option Price or grant price per share so that the aggregate Option Price or grant price thereafter shall be the same as the aggregate

Option Price or grant price of the shares remaining subject to the Option or SAR immediately before such reorganization, merger or consolidation.

(c)    Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Incentive Awards outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Incentive Awards theretofore granted, or for the substitution for such Incentive Awards of new options, stock appreciation rights, Restricted Stock, Performance-Based Stock or Stock Units as applicable, covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and, in the case of Options and SARs, exercise or grant prices, in which event the Plan and Incentive Awards theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, all restrictions on Restricted Stock, Performance-Based Stock and Stock Units shall lapse and the Grantee shall become the owner outright of the Stock, and each individual holding an Option or SAR shall have the right, for 30 days immediately prior to the occurrence of such termination, to exercise such Option or SAR in whole or in part, without regard to any limitation on exercise imposed pursuant to Section 10(b) above, unless otherwise explicitly provided in the Award Agreement. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options or SARs not later than the time at which the Corporation gives notice thereof to its shareholders.

(d)    Change of Control Accelerated Vesting. Even if Incentive Awards are assumed or continued in connection with such transaction, the following provisions shall apply:

(i)    Effective for Incentive Awards granted on or after February 22, 2012, if the service of an eligible individual who continues to render services to the Corporation or a Subsidiary immediately prior to a Change of Control is involuntarily terminated by the Corporation without Cause (as defined in Section 12(a)), within two years following the Change of Control, other than by reason of death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)) or, in the case of an employee, the individual resigns from the Corporation for Good Reason within two years following the Change of Control, the individual’s Incentive Awards shall become fully vested, and, in the case of Options or SARs, exercisable upon such termination of service;

(ii)    Effective for Incentive Awards granted prior to February 22, 2012, Incentive Awards outstanding to eligible individuals who continue to render services to the Corporation or a Subsidiary immediately prior to a Change of Control shall become fully vested, and, in the case of Options or SARs, exercisable, upon the Change of Control; and

(iii)    For purposes of Sections 17(d)(i) and (ii), any Performance-Based Stock award or any award of Stock Units which are subject to pre-established performance over a performance period that shall become fully vested pursuant to this Section 17(d) shall vest at the greater of (i) the target level determined under the Award Agreement or (ii) the amount determined immediately prior to such consummation of the Change of Control as though that were the end of the performance period.

For purposes of this Section 17(d), “Good Reason” means the occurrence of any of the following conditions: (i) a material diminution in the eligible individual’s base compensation; (ii) a material diminution in the eligible individual’s authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the eligible individual is required to report (including a requirement that an eligible individual report to a corporate officer or employee instead of reporting directly to the Board);

(iv) a material change in the geographic location at which the eligible individual must perform services; or (v) any other action or inaction that constitutes a material breach by the Corporation of any agreement under which the eligible individual provides services. Prior to termination for Good Reason the eligible individual must provide notice to the Corporation of the existence of a condition for Good Reason within 90 days of the initial existence of the condition. The eligible individual will only be eligible to terminate employment for Good Reason if the Corporation does not remedy the condition within 30 days of such notice.

(e)    Adjustments and Limitations. Adjustments under this Section 17 related to Stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. All provisions of this Section 17 shall be subject to the requirements and limitations of Section 22 to the extent applicable.

(f)    No Limitations on Corporation. The grant of an Incentive Award pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(g)    Distribution of Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock or Performance-Based Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original grant.

18.	CHANGE OF CONTROL DEFINED.

(a)    General Rule. For the purpose of the Plan, a “Change of Control” shall mean the occurrence of any one of the events described in Sections 18(b) through 18(e) below, subject to Section 22 below, if applicable.

(b)    Stock Acquisition. A Change of Control shall occur upon the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any company controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (d) of this Section 18.

(c)    Board Change. A Change of Control shall occur when individuals who, as of April 22, 2021, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(d)    Certain Other Business Transactions. A Change of Control shall occur upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding

Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(e)    Liquidation or Dissolution. A Change of Control shall occur upon approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

19.	DISCLAIMER OF RIGHTS.

No provision in the Plan or in any Incentive Award granted or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary.

20.	NONEXCLUSIVITY OF THE PLAN.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

21.	WITHHOLDING TAXES.

The Corporation or any Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Incentive Awards or with respect to the exercise of Options or SARs. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Corporation or such Subsidiary, as the case may be, any amount that the Corporation or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Corporation or any Subsidiary, as the case may be, which may be withheld in the sole discretion thereof, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation or such Subsidiary to withhold shares of Stock otherwise deliverable under a Restricted Stock, Performance-Based Stock or Stock Unit award or a SAR or by withholding from the Stock to be issued upon the exercise of an Option or (ii) by delivering to the Corporation or such Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have a Fair Market Value equal to the withholding obligations. The Fair Market Value of the shares of Stock used to satisfy the withholding obligation shall be determined by the Corporation or any Subsidiary as of the date that the amount of tax to be withheld is determined.

22.	CODE SECTION 409A.

(a)    Intent of Awards. It is intended that Incentive Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code and applicable regulations issued thereunder (“Code Section 409A”) unless otherwise specified by the Board. Towards that end, all Incentive Awards under the Plan are intended to contain such terms as will qualify the Incentive Awards for an exemption from Code Section 409A unless otherwise specified by the Board. The terms of the Plan and all Incentive Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any provision of the Plan to the contrary, the Board may amend any outstanding Incentive Award without the Grantee’s consent if, as determined by the Board, in its sole discretion, such amendment is required either to (a) confirm exemption under Code Section 409A, (b) comply with Code Section 409A or (c) prevent the Grantee from being subject to any tax or penalty under Code Section 409A. Notwithstanding the foregoing, however, neither the Corporation nor any of its Subsidiaries nor the Board shall be liable to the Grantee or any other person or entity if an Incentive Award that is subject to Code Section 409A or the Grantee or any other person or entity is otherwise subject to any additional tax, interest or penalty under Code Section 409A. Each Grantee is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Code Section 409A) that may result from an Award.

(b)    409A Awards. The Board may grant an Incentive Award under the Plan that is subject in whole or in part to Code Section 409A and is intended to comply with Code Section 409A (a “409A Award”). The terms of such 409A Award, including any authority by the Corporation and the rights of the Grantee with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Code Section 409A.

(c)    Time of Payment. The time and form of payment of a 409A Award shall be as set forth in the applicable Award Agreement or, if not provided for in the Award Agreement, shall be as set forth in the Plan for the particular type of Incentive Award. A 409A Award may only be paid in connection with a separation from service (subject to a six-month delay, if applicable), a fixed time, death, disability, a change of control or an unforeseeable emergency, in each case within the meaning of Code Section 409A. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. For purposes of Code Section 409A, to the extent a 409A Award is paid in installments, each installment payment shall be treated as the entitlement to a separate payment. No discretion provided within the Plan shall apply to a 409A Award to the extent such discretion would result in a violation under Code Section 409A.

(d)    Acceleration or Deferral. The Corporation shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.

(e)    Termination Distribution Requirements. Any distribution of a 409A Award triggered by a Grantee’s termination of employment shall be made only at the time that the Grantee has had a separation from service within the meaning of Code Section 409A. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Grantee will perform after that date (whether as an employee or independent contractor of the Corporation or a Subsidiary) will permanently decrease to less than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. Continued services solely as a director of the Corporation or a Subsidiary shall not prevent a separation from service from occurring by an employee as permitted by Code Section 409A. If the Grantee is deemed on the date of separation from service with the Corporation to be a “specified employee”, within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Corporation from time to time, or if none, the default methodology, then with regard to any 409A Award that is required to be delayed in compliance with Code Section 409A(a)(2)(B), such 409A Award shall not be paid or issued prior to the earlier of (i) the expiration of the six-month period measured from the date of the Grantee’s separation from service or (ii) the date of the Grantee’s death. On the first day of the seventh month following the date of the Grantee’s separation from service or, if earlier, on the date of the Grantee’s death, any 409A Award delayed pursuant to this Section 22(e) shall be paid or issued in a lump sum.

(f)    Scope and Application of this Provision. For purposes of this Section 22, references to a term or event (including any authority or right of the Corporation or a Grantee) being “permitted” under Code Section 409A means that the term or event will not cause the Grantee to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, stock or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

*    *    *

This amended and restated Plan reflects the plan restatement duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on February 23, 2021, subject to approval by the shareholders of the Corporation at the Corporation’s 2021 Annual Meeting on April 22, 2021.

WEBSTER FINANCIAL CORPORATION

By:
Name: John R. Ciulla Title: Chairman, President and Chief Executive Officer

Webster Financial Corporation WEBSTER PLAZA 145 BANK STREET WATERBURY, CT 06702 INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL Webster Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever. Proxies submitted by Internet or telephone must be received no later than 11:59 P.M., Eastern Time, on April 21, 2021. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 P.M., Eastern Time, on April 21, 2021. Have your proxy card in hand when you access the website and follow the instructions. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY TELEPHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions no later than 11:59 P.M., Eastern Time, on April 21, 2021. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE During The Meeting - Go to www.virtualshareholdermeeting.com/WBS2021 ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Webster Financial Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above for voting by Internet and, when prompted, indicate that you agree to receive or access future shareholder communications electronically. PLEASE RETAIN A COPY OF THE 16- DIGIT CONTROL NUMBER FROM YOUR PROXY CARD, AS YOU WILL NEED IT TO PARTICIPATE IN THE VIRTUAL-ONLY MEETING. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D35032-P48588 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY WEBSTER FINANCIAL CORPORATION The Board of Directors recommends a vote FOR ALL Nominees: 1. To elect nine directors to serve for one year terms (Proposal 1). Nominees: 1a. William L. Atwell 1b. John R. Ciulla 1c. Elizabeth E. Flynn 1d. E. Carol Hayles 1e. Linda H. Ianieri 1f. Laurence C. Morse 1g. Karen R. Osar 1h. Mark Pettie 1i. Lauren C. States For Against Abstain [] [] [] [] [] [] [] [] [] [] [] [] [] [] [] [] [] [] [] [] [] [] [] [] [] [] [] The Board of Directors recommends a vote FOR the following proposals: 2. To approve, on a non-binding, advisory basis, the compensation of the named executive officers of the Company (Proposal 2). 3. To ratify the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster Financial Corporation for the year ending December 31, 2021 (Proposal 3). 4. To approve the Webster Financial Corporation 2021 Stock Incentive Plan, which amends and restates the Webster Financial Corporation 1992 Stock Option Plan (Proposal 4). The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of the Board of Directors of the Company. For Against Abstain [] [] [] [] [] [] [] [] [] Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D35033-P48588 Webster Financial Corporation REVOCABLE PROXY 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of Webster Financial Corporation (the “Company”) hereby appoints William L. Atwell, Laurence C. Morse and Karen R. Osar, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 4:00 p.m., Eastern Time, on Thursday, April 22, 2021 in a virtual-only format via the Internet, and at any adjournments of the meeting, for the purposes set forth below. The undersigned shareholder hereby revokes any proxy or proxies heretofore given. This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the election of all nominees listed in (Proposal 1); FOR the approval, on a non-binding, advisory basis, of the compensation of the named executive officers of the Company (Proposal 2); FOR the ratification of the appointment by the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm (Proposal 3); FOR the approval of the Webster Financial Corporation 2021 Stock Incentive Plan, which amends and restates the Webster Financial Corporation 1992 Stock Option Plan (Proposal 4); and in accordance with the determination of a majority of the Board of Directors as to other matters. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Assistant Secretary of the Company, by re-voting by Internet or telephone, or by attending the Annual Meeting and voting during the meeting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement. Please sign and return the proxy card promptly in the enclosed envelope. (Continued and to be signed and dated on the reverse side)